SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

Registration Statement
Under
The Securities Act of 1933

KAIRE HOLDINGS INCORPORATED
(Name of small business issuer in its charter)

Delaware	8980	13-3367421

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer

incorporation or organization)	Classification Code Number )	Identification No.)

5520 Sespe Avenue, Suite D, Fillmore , CA	93015

(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

Steven Westlund
Chief Executive Officer
5520 Sespe Avenue, Suite D
Fillmore, California 93015
(805) 524-0024

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
19600 Fairchild, Suite 260
Irvine, California 92612
(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to
Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to
Rule 434 , check the following box. [ ]

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Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share (2)	Proceeds to WNMI	Amount of registration fee

Common Shares, par value $.001 underlying secured convertible debenture	12,333,334 (3)	$0.06	$740,000			$93.76

Shares underlying warrant	2,200,000 (4)			$0.06	$132,000	$16.72

Total Registration Fee						$110.48

1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Common stock issuable upon conversion of an aggregate of $370,000 in convertible debentures issued in connection with a December 12, 2003 financing to the following investors: Alpha Capital Aktiengesellschaft, Gamma Opportunity Capital Partners, LP, Longview Fund, L.P. and Standard Resources Limited.

(4) Common stock issuable upon the conversion of warrants issued in connection with the convertible notes.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2004

KAIRE HOLDINGS INCORPORTAED
14,533,334 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 14,533,334 shares of Kaire Holdings Incorporated’s ("KAIH") common stock, including up to 3,333,334 shares of common stock issuable to Alpha Capital Aktiengesellschaft upon the conversion of $100,000 in secured convertible debentures at $0.06 per share, up to 3,333,334 shares of common stock issuable to Gamma Opportunity Capital Partners, LP upon the conversion of $100,000 in secured convertible debentures at $0.06 per share, up to 4,000,000 shares of common stock issuable to Longview Fund, L.P. upon the conversion of $120,000 in secured convertible debentures at $0.06 per share and up to 1,666,666 shares of common stock issuable to Standard Resources Limited upon the conversion of $50,000 in secured convertible debentures at $0.06 per shares and upon the exercise of common stock purchase warrants for 2,200,000 shares at $.06 per shares.

On December 12, 2003, Kaire issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.06 per share, or 70% of the average of the lowest three closing bid prices of the common stock during the 30 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Alpha Capital Aktiengesellschaft, Gamma Opportunity Capital Partners, LP, Longview Fund, L.P. and Standard Resources Limited Partnership are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "KAIH". On February 12, 2004, the closing bid price of our Common Stock on the OTC Bulletin Board was $0.24.

Kaire’s shares of Common Stock are "penny stocks" as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the "Risk Factors" section beginning on page 7 of this Prospectus discussing the applicability of the "Penny Stock Rules" to transactions in Kaire’s securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".
Unless otherwise indicated, this Prospectus assumes that any of Kaire’s outstanding options or warrants have not been exercised into shares of Kaire’s Common Stock.
Kaire Holdings Incorporated

Kaire Holdings Incorporated ("Kaire"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII").

In 1999, Kaire formed YesRx.com, Inc., an Internet drugstore focused on pharmaceuticals, health, and wellness and beauty products. YesRx.Com focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills. In November of 2000, Kaire advanced its business strategy with the introduction of the YesRx Health Advocate Program. The Health Advocate Program provides medication compliance programs to HIV/AIDS, diabetic and senior health communities. The internet drugstore is no longer in operation.

During 2000, Kaire completed a reorganization of Kaire, which included the transfer of the assets of its EZ TRAC, Inc. division to a new corporation, Stason Biotech, Inc., in exchange for 40% of the outstanding common stock of the new corporation. In addition, Kaire acquired Classic Care Pharmacy (see next paragraph). These transactions reflected management’s strategic plan to transform Kaire from a provider of medical testing and laboratory analysis to becoming a provider of prescription medication and supplies to senior citizens and individuals needing chronic care. In November of 2000, Kaire exchanged its ownership interest in Stason for the forgiveness a $175,000 note that Kaire owned Stason.

In May 2000, Kaire acquired Classic Care, Inc. ("Classic Care"), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operated as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchased prescription drugs in bulk and filled prescriptions for individuals living in the aforementioned facilities. Primary sales were to individuals and consisted of packaged prescription drugs in prescribed dosages. These packaged drug sales were primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal were paid directly by individuals. Classic Care billed Medi-Cal and other third-party payors on behalf of the customer and received payment directly from Medi-Cal.

On April 17, 2002, Classic Care received notification from the Department of Health Services ("DHS") that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number. As a result of this notification and to distance ourselves from Classic Care Management, on May 20, 2002, Kaire and the original Classic Care Shareholders reached an agreement to settle all amounts due them and we sold our long-term care services business clients to the original Classic Care shareholders, relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, Kaire was informed by the Department of Health Services ("DHS") that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, Kaire’s management decided to start the process of a voluntary dissolution of Classic Care.

In November 2002, Kaire, through its subsidiary Effective Health, Inc., opened escrow to purchase all tangible and intangible assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The asset acquisition was concluded on January 26, 2003. Kaire has been rebuilding its long-term care services business through Effective Health, Inc.

On March 18, 2003, YesRx, Inc. purchased Entremetrix, a California corporation, by acquiring all of the outstanding capital stock of EntreMetrix, Inc. for a total purchase price of $2,750,000, consisting of a promissory note plus 1,250,000 (post split) restricted shares of KAHI Common Stock. Entremetrix provides financial and administrative support for smaller medical companies, long term board and care facilities, and pharmacies, to their administrators, employees, patients, clients and services providers.

On July 10, 2003, Kaire reverse split its common stock at a 200 to one ratio.

For the nine months ended September 30, 2003, we generated revenues in the amount of $4,299,001 and net losses of $938,776. In addition, for the year ended December 31, 2002, we generated revenue in the amount of $1,891,003 and a net loss of $3,587,811. Our accumulated deficit for the year ended December 31, 2002 was ($39,603,519).

Our principal executive offices are located at 5520 Sespe Avenue, Suite D, Fillmore CA 93015, and our telephone number is (805) 524-0024.

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The Offering

Securities Offered by Selling Shareholders
Up to 14,533,334 including i) up to 12,333,334 shares of common stock underlying convertible debentures in the aggregate amount of $370,000, and ii) up to 2,200 000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $.06 per share.

Common Stock Outstanding after the offering.	Up to 21,926,341 Shares

Offering Price	The selling shareholders can sell the shares at any price.

Use of Proceeds
This prospectus relates to shares of KAIH’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock
Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "KAIH". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 7,393,007 shares of common stock outstanding as of January 31, 2004 and assumes the subsequent conversion of the $370,000 issued convertible debentures and the exercise of the 2,200,000 warrants.

On December 12, 2003, Kaire issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.06 per share, or 70% of the average of the lowest three closing bid prices of the common stock during the 30 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

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Risk Factors

An investment in shares of KAIH’s Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy KAIH’s common stock. If any of the following risks actually occur, KAIH’s business would likely suffer. In these circumstances, the market price of KAIH’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

KAIH has sustained continuing losses making it a risky investment.

KAIH has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore an investment in KAIH is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $2,165,751at December 31, 2002 and $7,596,792 at December 31, 2001, plus recurring losses from operations which raise some doubt about our ability to continue as a going concern. For the quarter ending September 30, 2003 we have a working capital deficiency of $5,462,702. The financial statements do not include any adjustments that might result from the outcome of this activity.

KAIH incurred a loss for the year ending December 31, 2002 of $3,587,811, a loss of $2,401,210 in the year ending December 31, 2001 and a loss for the nine months ending September 30, 2003 of $880,325. KAIH does not anticipate realizing a profit during the next fiscal year. The accumulated deficit for the year ending December 31, 2002 and 2001 was $39,603,519 and a $36,015,708 respectively. The accumulated deficit through September 30, 2003 was $40,483,844.

We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.

We reported profits losses the second and third calendar quarters of 2003 and historically, we have incurred consistent quarterly net losses. Further, we cannot guarantee our current business will generate profits in the future.

Here is a list of some of the factors that may affect the future profitability of our business:
  It is likely that we will have to allocate significant cash flow to marketing efforts to acquire new customers.
  There is a national shortage of pharmacists, which may necessitate higher professional personnel costs.
  In the past, we have allocated significant portions of our operating profits to pay debt. If this pattern continues, our net profits may be affected.
  Traditionally, there is a difference in time between when we have to pay our suppliers for product and the time we get paid from our customers. This pattern often causes us to carry significant amounts of our revenues as accounts receivable. If we have difficulty collecting these receivables, then we may have to allocate our operating profits to pay suppliers, which may result in our net profits being partially or entirely eroded.
KAIH’s failure to cover the cost of goods sold and other expenses may increase the risk that KAIH will be unable to obtain additional funding on acceptable terms .

KAIH’s revenues have been insufficient to cover operating expenses. Therefore, KAIH has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available or that we will be able to obtain funding on terms that are acceptable to us, or that revenues will increase to meet KAIH’s cash needs, or that a sufficient amount of KAIH’s common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of KAIH.

Competition in specialty pharmacy business could prevent us from increasing or sustaining revenues or achieving or sustaining profitability.

We may not be able to effectively compete in our businesses due to the fact that many of our competitors are better-financed companies that possess greater access to necessary resources, and who have been in the specialty pharmacy business for a significantly longer period of time than us.

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 Some of our competitors in the specialty pharmacy business are:
  CVS ProCare
  Priority Pharmacy
  Walgreens
  Rite-Aid

Although we are attempting to establish ourselves as a provider of specialized pharmacy care products and services to selected niche markets, no assurance can be given that our competitors will not use their many advantages over us, and more directly pursue the customers we are attempting to acquire and those who we have already acquired. As previously discussed above, these competitors may have greater financial resources, stronger management resources and a better ability to enhance their share of the market.

Concerning our PEO business, many of our competitors have greater financial and marketing resources than we do, as a result we may experience a reduction in market share and revenues.

The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include: the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors’ products and services, the performance of our products and of our competitors’ products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

As an employer, our operations are affected by numerous federal, state and local laws related to labor, tax, and employment matters.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities or an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to us, such an application could have a material adverse effect on our financial condition or results of operations.

While many states do not explicitly regulate PEOs, many states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

Our standard agreements with PEO clients are subject to cancellation on 60-days written notice by either the Company or the client.

Accordingly, the short-term nature of our client service agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

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Risks Relating to our Stock :

The issuance of the shares in this offering, plus the existing outstanding convertible notes, will result in dilution.

There are a large number of shares underlying the convertible notes and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of KAIH’s common stock and may cause substantial dilution to KAIH’s existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible notes in this offering may increase if the market price of KAIH’s stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of KAIH’s warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of KAIH’s common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to KAIH’s existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (using the maximum offering price of $0.06). As of December 31, 2003, we had 7,393,007 shares of common stock outstanding.

•    70% of current stock price:

KAIH’s stock converted at 70% of current stock price would result in a debenture conversion rate of $.042 cents. To convert the $370,000 in convertible debentures would require 8,809,524 shares of KAIH’s common stock, or 119% of KAIH’s current outstanding shares.

•    50% of current stock price:

KAIH’s stock converted at 50% of current stock price would result in a debenture conversion rate of $.03 cents. To convert the $370,000 in convertible debentures would require 12,333,333 shares of KAIH’s common stock, or 167% of KAIH’s current outstanding shares.

•    25% of current stock price

KAIH’s stock converted at 25% of current stock price would result in a debenture conversion rate of $.015 cents. To convert the $370,000 of convertible debentures would require 24,666,667 shares of KAIH’s common stock, or 334% of KAIH’s current outstanding shares.

See the "Security Ownership Table", description of securities and the "Selling Security Holder Table" beginning on page 31, 34 and page 35, respectively, of this Prospectus.

The overhang affect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in KAIH’s market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, KAIH’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by warrant and debenture holders may drive down the market price of KAIH’s stock.

The warrant and debenture holder may sell shares of KAIH’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of KAIH’s stock’s market price.

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The market price of our common stock historically has fluctuated significantly.

Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends, announcements of developments related to our business, fluctuations in our operating results, a shortfall in our revenues or earnings compared to the estimates of securities analysts, announcements of technological innovations, new products or enhancements by us or our competitors, general conditions in the markets we serve, general conditions in the worldwide economy, developments in patents or other intellectual property rights, and developments in our relationships with our customers and suppliers.

In addition, in recent years the stock market in general, and the market for shares of technology and other stocks have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance.

KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock.

KAIH’s shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•    The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•    The brokerage firm’s compensation for the trade.
•    The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•    Monthly account statement that gives an estimate of the value of each penny stock in your account.
•    A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

•    If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
•    If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
•    If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

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KAIH’s absence of dividends or the ability to pay them places a limitation on any investors return.

KAIH anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, KAIH does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of KAIH's Board of Directors and will depend on KAIH's general business condition.

Further dilution may occur if KAIH enters into additional service contracts in the future, which requires issuance of more common stock shares.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of KAIH after September 30, 2003 and taking into consideration $318,000 net proceeds received from the sale of debentures, our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling $(2,099,365) will be $(0.28) per share of common stock. This represents an immediate increase in our net tangible book value of $0.01per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.01 per share to the investors purchasing shares of common stock in this offering (the "New Stockholders").

The following table illustrates this per share dilution at December 31, 2002:

Offering Price per share of Common Stock (Avg)	$0.06

Adjusted net tangible book value (deficit) per share of

Common Stock at September 30, 2003

Before this Offering	$(0.33)

Increase attributable to the Offering	$0.05

Adjusted net tangible book value (deficit)

per share of Common Stock

After this Offering	$(0.28)

Dilution in adjusted net tangible book

Value per share of Common Stock

to New Stockholders	$(0.34)

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

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Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds
KAIH will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum KAIH would receive are proceeds of approximately $132,000.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The proceeds, if any, that KAIH receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents KAIH’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. KAIH reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

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Market for Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "KAIH". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

	High	Low

Year ended December 31, 2001
First quarter	$ 0.19	$ 0.06
Second quarter	0.06	0.01
Third quarter	0.02	0.01
Fourth quarter	0.05	0.00
Year ended December 31, 2002
First quarter	$ 0.01	$ 0.00
Second quarter	0.01	0.00
Third quarter	0.00	0.00
Fourth quarter	0.00	0.00
Year ended December 31, 2003 *
First quarter *	$ 0.56	$ 0.16
Second quarter *	0.80	0.10
Third quarter *	0.28	0.06
Fourth quarter *	0.10	0.04

* adjusted for the 200 to 1 reverse split

As of December 31, 2003, there were approximately 804 registered shareholders of KAIH’s Common Stock.

Dividends

To date, the Company has not declared or paid dividends on its Common Stock.

Transfer Agent and Registrar

KAIH’s transfer agent is Jersey Transfer and Trust Company, 201 Bloomfield Avenue, Verona, NJ 07044.

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Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

	Year ended December 31,		Three months ended September 30,
	2002	2001	2003	2002

	(Audited)		(Unaudited)
Total Revenue	$294,044	$152,048	$193,408	$108,006
Total Operating Costs	3,158,694	3,033,332	342,336	275,117
Loss from Operations	(2,864,650)	(2,881,284)	(148,928)	(167,111)

Provision for Income Taxes	3,200	2,400	346	-
Other income (expenses), net	(52,449)	(363,398)	(46,626)	8,229
Net Loss	$(2,920,299)	$(3,247,032	$(195,901)	(184,273)
Weighted average Common
Shares outstanding	361,827,811	115,928,137	2,492,425	1,711,742

Net income (loss) per share	$(0.01)	$(0.03)	$(0.08)	$(0.09)

Total Assets	$285,182	$11,528,505	$3,378,865	$3,338,781
Total Liabilities	$2,423,628	$10,484,414	$5,796,230	$2,875,779
Shareholders’ equity	$(2,138,446)	$1,044,091	$(2,417,365)	$463,002

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Management’s Discussion and Analysis of Financial Condition or Plan of Operation

Critical Accounting Policies

The Company recognizes revenue for pharmacy operations at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Professional employment services revenue is recognized at the payroll date of the customer or as services are rendered. The payroll fee is due prior to the payroll date, but is not considered revenue until the date of the payroll. The company reports gross income as the total cost of the invoice for the staffing services rendered including gross payroll, payroll taxes, workers compensation, administrative fees and delivery fees. Amounts received prior to the payroll payment date are classified as deferred revenue.

Plan of Operation

Our plan of operation is to: (1) expand the scope and range of existing programs, (2) expand the market share of our programs, and (3) open new channels of revenue and opportunity.

Short Terms Goals

  Achieve full integration of recent acquisitions
  Continue marketing efforts to build revenue.
  Enhance operational efficiencies during this expansion mode.

Long Term Goals

  Introduce next generation programs and services.
  Establish internet based national program support and information network

Our work force is expected to stay flat or increase at a rate equal to actual increases of our business operations.

In our opinion sufficient working capital will be available from internal operations and from outside sources during the next twelve months thereby enabling us to meet our obligations and commitments as they become payable. Historically, we have been successful in our efforts to secure working capital from private placements of common stock securities, bank debt, loans from private investors and the exercise of warrants for common stock.

Results of Operations

Three and Nine Months Ended September 30, 2003 Compared to September 30, 2002

For the three and nine months ended September 30, 2003, revenues were approximately $2,038 359 and $4,299,001 respectively, for an increase of $1,557,666 and $2,683,722 respectively for the same period in 2002. The increase is primarily due to the acquisition of Entremetrix.

Cost of goods sold for the three and nine month period ending September 30, 2003 was $1,884,951 and $3,899,612 respectively, for an increase of $1,472,264 and of $2,355,048 over the same periods in 2002. This increase is primarily due to the acquisition of Entremetrix.

Gross profit for products and services was $193,408 and $399,389 for the three and nine months ended September 30, 2003, an increase of $85,402 and $328,674 over the same prior periods. The gross profit percentage rate for the three and nine month ended September 30, 2003 was 9.49% and 9.29% respectively compared to a gross profit percentage of 22.47% and 4.38% for the same period prior year. The lower gross margin percentages reflects the lower margins generated by Entrmetrix.

Operating expenses for the three and nine month period ended September 30, 2003 was $342,336 and $1,237,289 respectively for an increase of $67,219 and $261,476 from the same period prior year. The increase for the three month period is mainly attributable to an increase in salaries of $91,000 offset by a decrease in general and administrative expenses of $20,000. The increase for the nine month period is also mainly attributable to an increase in salaries of $141,916, an increase in general and administrative expenses of $129,470 offset by a decrease in depreciation of $12,703.

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Interest expense the three and nine month period ended September 30, 2003 was $46,626 and $126,656 respectively for a increase of $43,497 and $53,522 for the comparable three and nine month period prior year. The increase is due to accrued interest on the Entremetrix promissory note.

No provision was made for Federal income tax since the Company has incurred significant net operating losses from inception. Through September 30, 2003, the Company incurred a net operating loss for tax purposes of approximately $938,776. The net operating loss carry forward may be used to reduce taxable income through the year 2013. The Company's tax returns have not been audited by the Internal Revenue Service. The carry forward amounts may therefore be subject to audit and adjustment. As a result of the Tax Reform Act, the availability of net operating loss carry forwards can be deferred, reduced or eliminated under certain circumstances. Net operating losses in the State of California were not available for use during 1992 and the carry forward period has generally been reduced from fifteen years to five years beginning in 1993.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Net revenue from continuing operations for the year ended December 31, 2002 was $1,891,003 as compared to $1,256,593 for the same period in 2001, or an increase of $634,410. The increase in net revenues was attributable to an increase in the Health Advocacy Program ("HAP") revenues from the previous year . The HAP was started in January 2001, and we achieved significant growth in 2002. We also had a minor increase in sales to a hospice facility.

Gross profit for the year ended December 31, 2002 was $294,044 as compared to $152,048 for the same period in 2001, or an increase of $141,996. The gross profit percentage of 15% for the period ended December 31, 2002 increased from 12% for the same period in the prior year. The increase was attributable to the HAP margins being greater than the prior year.

Operating expenses for the period ending December 31, 2002 were $3,158,694 as compared to $3,033,332 for the same period in 2001, or an increase of $125,362. The operating expenses for the year 2002 include a one-time charge of $1,461,538 for the impairment of goodwill resulting from the Classic Care acquisition. All other operating expenses decreased in aggregate by $1,336,176 from the same period prior year. The decrease in expenses was mostly attributable to the transfer of the Classic Care long term care business plus expense reductions in other areas, which are as follows: 1)) Salaries decreased $533,669, 2) General administration decreased $296,068, 3) Depreciation expense decreased $480,997 and Selling expenses decreased $33,474 offset by an increase in rent of $8,032.

Interest expense was $284,234 for the year ended December 31, 2002 as compared to $316,829 for the same period in 2001, or a decrease of $32,595. The interest expense decrease in 2002 was primarily a result of the principal repayment of convertible notes.

During 2002, we incurred a loss on our investments in private companies of $25,000, which was primarily due the investee not being able to obtain additional capital for working capital needs. In 2002 we had a net non-operating other income of $256,785, and the previous year we had no net non-operating other income. The increase of $256,785 was mainly attributable to miscellaneous income of $86,899, and a net gain due to the settlement on our note payable of $169,886.
No deferred income tax benefit was recognized for Federal and State income tax since we have incurred significant net operating losses. We recorded a valuation allowance against our deferred tax assets primarily due the substantial doubt regarding recoverability of tax benefits resulting from net operating loss carry forwards.

The net loss for Kaire increased 49% for the year ending December 31, 2002 to $3,587,811 from $2,401,210 for the year ending December 31, 2001. The increase in net loss was principally due to the costs incurred from the transfer of the of Classic Care Pharmacy’s long-term care business and charge for the impairment of goodwill.

Liquidity and Capital Losses

Nine Months Ended September 30, 2003 Compared to September 30, 2002

The Company’s revenues have been insufficient to cover acquisition and start up costs, cost of revenues and operating expenses. Therefore, the Company has been dependent on private placements of common stock securities, loans from private investors and the exercise of common stock warrants in order to sustain operations. In addition, there can be no assurances that private or other capital will continue to be available, or that revenues will increase to meet the Company’s cash needs, or that a sufficient amount of the Company’s common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company.

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On September 30, 2003 the Company had assets of $3,378,865 compared to $285,182 on December 31, 2002, an increase of $3,093,683. The increase mainly consists of $2,906,985 of goodwill due to the Entremetrix acquisition, and increases in PP&E of $111,047 and an increase in inventory of $74,142. The Company had a total stockholders’ equity of $(2,417,365) on September 30, 2003 compared to equity of $(2,138,445) on December 31, 2002, a decrease of $278,920.

As of September 30, 2003 the Company’s working capital position decreased $3,296,952 from a negative $2,165,750 at December 31, 2002 to a negative $5,462,692 at September 30, 2003. The decrease is primarily a result of a $2,500,000 promissory note due to the acquisition of Entremetrix, an increase in accounts payable of $687,155, an increase in loans payable of $209,436 offset by an increase in inventory of $74,142 and an increase in cash of $39,918.

Net cash generated by operating activities for the nine months ended September 30, 2003 amounted to $2,765 which mainly consists of the nine month net loss $(880,325), adjustments to net income for discontinued operations of $(112,950) offset by common stock issued for professional service of $322,444, accounts payables of $687,155 and miscellaneous other items of $(13,559).
Net cash used by investing activities for the nine months ending September 30, 2003 amounted to $20,396 which was cash acquired in the acquisition of Entremetrix of $27,576 offset by purchases of property and equipment of 7,180.
Financing activities for the nine months ending September 30, 2003 generated net cash of $16,757, consisting of proceeds from issuing notes and receiving loans of $40,299 offset by payment on loans.

Year Ended December 31, 2002 versus Year Ended December 31, 2001

Net cash generated by (used) in operating activities for the year ended December 31, 2002 and 2001 was $203,181 and ($1,216,159), respectively. The decrease in cash used from operating activities in the year ended December 31, 2002 versus 2001 of $1,419,340 was principally due to reduced operations resulting from the transfer of the Classic Care Pharmacy’s board-and-care facilities business.

Net cash used in investing activities for the year ended December 31, 2002 and 2001 was $33,585 and $3,916 respectively, reflecting a change of $29,669. This change is due to purchases of equipment and leasehold improvements at our new office during the year ended December 31, 2002 as compared to the same period prior year.

Net cash generated by (used in) financing activities was $(211,947) and $971,009 for the year ended December 31, 2002 and 2001, respectively, reflecting a decrease of $(1,183,013). This decrease was principally due to decrease in financing activities in 2002 versus 2001. In 2001 we received $1,200,000 in proceeds from debt financings.

On December 31, 2002 the Company had assets of $285,182 compared to $11,528,505 on December 31, 2001. The Company had a total stockholder's (deficit) equity of $(2,138,446) on December 31, 2002 compared to equity of $1,044,091 on December 31, 2001, a decrease of $3,182,537. The decrease in stockholders’ equity for the year ended December 31, 2002 was the result of the dissolution of Classic Care Pharmacy. As of December 31, 2002 the Company's working capital position increased by $5,431,041 from a working capital deficit of $7,596,792 at December 31, 2001 to a working capital deficit of $2,165,751 at December 31, 2002. This result was attributed primarily to the settlement agreement reached with the original shareholders of Classic Care Pharmacy and the partial principal repayment of our note payables.

With the closing of Classic Care, our on going revenues may be insufficient to cover the cost of revenues and operating expenses. Therefore, we may be dependent on private placements of our common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet our cash needs, or that a sufficient amount of our common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund our operating needs.

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Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet our operating needs. To help in that matter we have reduced operating expenses and have taken the following steps in 2003:

1. On January 26, 2003, our subsidiary Effective Health, Inc., announced that it had acquired all the assets of Sespe Pharmacy, which is located in the Sespe Medical Clinic, in Sespe, California. Sespe Pharmacy is a growing business dispensing on average 75 retail prescriptions per day and is our base for growing another long term care business.

2. On February 17, 2003, we ceased operations at Classic Care Pharmacy and dissolved Classic Care, Inc.

In March 2003, the Company through its YesRx subsidiary completed the acquisition of all the outstanding common shares of Entremetrix, Inc., ("EntreMetrix’) a Southern California-based company. EntreMetrix is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries.

On December 12, 2003, Kaire issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debentures can be converted into shares of common stock with the conversion price being the lesser of $0.06 per share, or 70% of the average of the lowest three closing bid prices of the common stock during the 30 trading days preceding the conversion date.

The holders of the 8% convertible debentures may not convert its securities into shares of Kaire’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of Kaire’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Debt Restructure:

On December 12, 2003, the holders of three outstanding convertible notes assigned their rights to three other third party entities. The notes were assigned are as follows:

ISSUE DATE	HOLDER	ORIGINAL PRINCIPAL	CURRENT PRINCIPAL AMOUNT	ACCRUED OUTSTANDING INTEREST (Approximate)

10/26/00	Keshet Fund, L.P.	$390,000.00	$385,643.00	$198,756

1/10/01	Keshet L.P.	$283,350.00	$283,350.00	$145,808

8/17/01	Keshet Fund, L.P.	$300,000.00	$121,927.00	$ 62,722

			$790,920.00	$407,286

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The convertible notes were assigned as follows:

BUYER	ALLOCATION OF 10/26/00 NOTE	ALLOCATION OF 1/10/01 NOTE	ALLOCATION OF 8/17/01 NOTE	ALLOCATION OF INTEREST

ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$128,547.00	$94,450.00	$40,642.00	$61,360

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP British Colonial Centre of Commerce One Bay Street, Suite 401 Nassau (NP), The Bahamas Fax: (242) 322-6657	$128,547.00	$94,450.00	$40,642.00	$61,360

CAMDEN INTERNATIONAL LTD. Charlotte House, Charlotte Street P.O. Box N9204 Nassau, Bahamas Fax: 415-835-8320	$128,547.00	$94,450.00	$40,642.00	$61,360

TOTAL	$385,641.00	$283,350.00	$121,927.00	$184,080

The convertible note holders waived all accrued liquidated damages and approximately $224,406 in accrued interest. The terms on the assigned notes are identical to the original notes.

In conjunction with the referenced debt restructure, the following warrants were turned back to the company. ( All share are pre-split figures):

Oct 26, 2000:    5 year warrants

1.  Libra Finance S.A.:    A Warrant to purchase 500,000 shares of Kaire holdings common stock at an exercise price of $.1485 (pre split) have been issued to Libra Finance S.A., P.O. Box 4603, Zurich, Switzerland.

2.  Talbiya B. Investments Ltd.:    A Warrant to purchase 1,000,000 shares of Kaire holdings common stock at an exercise price of $.1485 (pre split) have been issued to Talbiya B. Investments Ltd., Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M14L2, United Kingdom.

January 10, 2001:      5 year warrants

1.  Libra Finance S.A.:   A Warrant to purchase 333,334 shares of Kaire holdings common stock at an exercise price of the lower of $.1485 (pre split) or 110% of the lowest closing price of our common stock for the 10 days preceding the date of the exercise of the warrants have been issued to Libra Finance S.A., P.O. Box 4603, Zurich, Switzerland.

2.  Talbiya B. Investments Ltd.:   A warrant to purchase 666,666 shares of Kaire holdings common stock at an exercise price of the lower of $.1485 (pre split) or 110% of the lowest closing price of our common stock for the 10 days preceding the date of the exercise of the warrants have been issued to Talbiya B. Investments Ltd., Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M14L2, United Kingdom.

May 9, 2001:     5 year warrant

A Warrant to purchase 1,500,000 shares of Kaire Holding common stock issued to Laurus Master Fund Ltd. The warrants are at an exercise price of the lesser of $.0396 (pre split) or 110% of the lowest closing price of our common stock for the 10 days preceding the date of the exercise of the warrants.

August 17, 2001:      5 year warrant

A Warrant to purchase 1,500,000 shares of Kaire Holdings common stock issued to The Keshet Fund L.P. The warrants are at an exercise price of the lesser of $.011 (pre split) or 110% of the lowest closing price of our common stock for the 10 days preceding the date of the exercise of the warrants.

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Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, we have experienced net losses of $3,587,811 and $2,401,210 for the years ended December 31, 2002 and 2001, respectively. We have also had a net working capital deficit of $2,165,751 and $7,596,792 for the years ended December 31, 2002 and 2001 respectively. These factors raise substantial doubt about our ability to continue as a going concern. Management has focused their efforts on the acquisition of operations that not only operate profitably, but in a positive cash flow structure. Subsequent to year end the Company has acquired two existing operations that fit the profile outlined. This combined with our current negotiations to settle the existing convertible debt; management believes these efforts will result in the Company’s ability to meet current and future obligations. However, if these steps do not produce the required funds and Kaire is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

We have previously relied on equity financing sources and debt offerings to fund operations. Our reliance on equity and debt financing will continue, and we will continue to seek strategic acquisitions.

Operating and Capital Leases

In January 2003, the Company entered into an operating lease agreement for a pharmacy in Fillmore, California. The pharmacy facility is approximately 835 square feet and will serve as our new corporate headquarters. Payments under the lease will be $1,170 per month, and will commence on January 26, 2003, and will continue through the initial lease term of five years. The Company has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

In June of 2002, we leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as our corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420.00. At our request, the landlord has found a new tenant for this property and we will be vacating it in the month February 2004.

Legal Proceedings

Patent Claim

In 2003, an individual filed a complaint against us alleging breach of contract and fraud and related business torts related to certain patents that the plaintiff transferred to us. We believe that the plaintiff’s claims are without merit. Although we reached a tentative settlement in this matter, the Plaintiff has failed to execute the settlement and the case was dismissed.

Department of Health Services - Medi-Cal Action Against Classic Care Pharmacy

On April 17, 2002 the Department of Health Services ("DHS") notified the management of Classic Care Pharmacy that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number.

The Department of Health Services ("DHS") took this action after having reviewed the prescriptions on record at Classic Care Pharmacy. The DHS stated that they had reviewed thirty-two prescriptions, and that two of the ten prescribing physicians had denied treating the patients and writing the prescriptions. The DHS cited Classic Care Pharmacy for violations of CCR, Title 22, Sec.51476.1, (a) and 51476.1(a)(2), which states that written prescriptions must contain the name of the prescribing physician and their provider number. Based on its findings the DHS and the Medical Program concluded that Classic Care Pharmacy might have intentionally committed fraud.

Classic Care management retained outside counsel shortly after receiving the DHS notice to review the Department of Health Services findings. After reviewing the supporting DHS material, outside counsel informed Classic Care management that it believed the facts presented by the DHS were inaccurate and that its position was unfounded. Classic Care management and its principle shareholders obtained written affidavits from most of the physicians whose prescriptions had been reviewed by the DHS confirming that they had treated the patients and did prescribe the medications.

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On April 29, 2002, outside counsel contacted the DHS to discuss its findings and present the documentation supporting their position. DHS informed outside counsel that they would have to follow the standard appeal process, which normally requires two or more months to complete. Classic Care Pharmacy instructed outside counsel to seek an ex parte temporary restraining order against the DHS for their failure to show cause regarding their actions. On May 8, 2002, in the Superior Court for the state of California, the Court granted Classic Care’s ex parte request issuing a preliminary injunction against the DHS and reinstated Classic Care Pharmacy’s medical provider number. The Court set May 24, 2002 as the date for the DHS to show cause. On May 24, 2002, the DHS was still not prepared to show cause. The court granted a 30-day extension.

Classic Care, Inc and Classic Care Pharmacy administrative appeal failed. Once the appeal took place the Superior court could no longer uphold our lack for due process claim and the DHS canceled Classic Care Pharmacy’s medical provider number. The justice department has not taken any further action against Classic Care Pharmacy. Subsequently we dissolved Classic Care Pharmacy.

Except as otherwise specifically indicated above, we believe that we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2002.

H.D. Smith Wholesale Drug Company – Action for breach of contact and other various causes of action

On April 2, 2003, H.D. Smith filed a complaint against Classic Care, Inc., Kaire Holdings, Inc., Sarit Rubenstein, Steven Oscherowitz and Larisa Vernik for various causes of action relating amounts owed for certain drugs that were delivered to Classic Care. H.D. Barnes is seeking $430,205 plus interest. Kaire feels this is a Classic Care issue and very little if any of the amount owned relates to Kaire Holdings. This case is still in the discovery stage.

Contingent Liability

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

Other Events:

The Annual Shareholder meeting was held on January 31, 2002. Shareholder approval was received on the following proposals:

  To re-elect the Board of Director to hold office until the next Annual Meeting of Stockholders or until a successor is elected; and

  To approve the action of the Board request of increasing the stock authorized to nine hundred million (900,000,000) shares.

  To approve the appointment of Pohl, McNabola, Berg & Company LLP as auditors for Kaire Holdings Incorporated.

  To approve the spin-off of Classic Care Pharmacy as a separate public company.

On March 28, 2003, a preliminary 14C informational proxy was filed with the Securities and Exchange Commission in lieu of a special meeting of the shareholders, notice was hereby given that the following actions will be taken pursuant to the written consent of a majority of our shareholders. The following actions will be effective on or about May 5, 2003:

1. amendment of our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock.

  the ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year.

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Our Business

Kaire Holdings, Inc., (‘Kaire" or ‘the Company") currently has two lines of businesses; the existing pharmacy line of business is focused on developing and marketing essential support programs and services that target a defined healthcare segment (e.g., individuals affected by the HIV virus and long-tern care facilities), and the employer services markets through its acquisition of EntreMetrix, Inc., in March 2003.

The Health Care programs include the "Health Advocate Program" which provides specialized pharmacy services for patients and administrators of board and care facilities and HIV patients being treated with anti-viral medication therapies and nutritional supplements. The Health Advocate Programs utilize specialized medication packaging that improves patient medication compliance in HIV and board and care patients, patient med-sheets that include drug information and dispensing charts that track patient reactions. All Health Advocate Programs manage patient insurance claims through a wide variety of health care providers as well as facilitating communication between patients and their health care professionals.

In March 2003, we acquired a privately-held company, EntreMetrix, Inc., that provides administrative employer and financial support services to small business throughout the country. EntreMetrix, Inc., develops and provides outsourced Human Resources ("HR") and financial staffing support services specifically designed for health care staffing providers and other diversified health services providers.

History

Kaire is a Delaware corporation, formed in 1986, and headquartered in Fillmore, California.

From 1986 through 1989, Kaire was primarily engaged in the research, discovery, and development of technologies allowing for the precise measurement of blood flow in laboratory tests using non-radioactive contrast media. We also developed a technology for the selective entrapment or sequestration of fat from the food in the gastrointestinal track

We began commercial operations in 1990 with the direct marketing of colored microsphere products and laboratory services through its EZ-Trac subsidiary. Targeted markets for our services included research laboratories, hospitals, universities, and other facilities engaged in blood flow studies. We also introduced a weight loss product based on its fat inhibitor concept, which it marketed directly to doctors and weight loss clinics through a newly formed subsidiary, Effective Health, Inc.

In 1995 we licensed the fat inhibitor technology to a marketing group in southern California, allowing us to concentrate fully on our EZ-Trac business. By the end of 1998 it had become clear that EZ-Trac could not effectively compete against the larger established competitors however, we continued to market EZ-Trac products and services through May 2000

In January 1999, we had developed a strategic plan, which would move us toward the development and marketing of health oriented consumer driven products and services through e-commerce and conventional distribution channels.

In May of 1999, we began marketing a range of health oriented consumer products through our newly developed VitaPlanet.com e-commerce Internet site.

In November 1999, we started YesRx.com, an online drug store and pharmacy providing specialized pharmacy services, over-the-counter products, and nutrition and personal care products supported by comprehensive health information to targeted segments of the senior health care market.

In June of 2000, with the Dot-com industry appearing unstable, we felt that continuing with our e-commerce initiatives was not prudent. Therefore, we acquired Classic Care, Inc., dba Classic Care Pharmacy) instead. Classic Care Pharmacy was an up and running provider of specialized pharmacy services to bed and board facilities throughout Southern California. Through Classic Care Pharmacy, we gained revenues, increased the total number of patients served and established a conventional distribution center for pharmacy operations that included fulfillment for YesRx.com’s California business. The acquisition was made with a combination of cash and stock. The purchase price consisted of (i) cash, (ii) short-term promissory notes, and (iii) and the issuance of our common stock. The existing Classic Care Pharmacy management was retained to operate Classic Care Pharmacy.

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In January 2001, we introduced the YesRx HIV Health Advocate Program. This program was designed to improve medication compliance for HIV patients who were being treated with complex anti-viral medication therapies. The program contained several elements including specialized medication packaging, one on one patient counseling and comprehensive health and disease information and patient education. The Health Advocate Program is presently run by our Effective Health Division (see below).

In April 2001, we relocated the e-commerce components of YesRx.com website to the Yahoo.com e-commerce Shopping Mall, because it was more cost efficient. The existing YesRx.com web site was the management and information center for the Health Advocate Programs. We are not longer involved in the e-commerce business and the website is no longer maintained.

In November 2001, we sought to restructure the schedule of remaining payments due Classic Care, Inc under the acquisition agreement due a significant fall in the market price of our common stock. The original shareholders of Classic Care, Inc and us agreed to a plan to "Spin-Off" of Classic Care, Inc. On January 31, 2002, at the annual shareholder meeting, shareholders approved the "Spin Off Agreement" plan.
In May 2002, we abandoned our plans to "Spin-Off" Classic Care Pharmacy due to a notice dated April 17, 2002 that we received from State of California Department of Health Services ("DHS") informing us that they were suspending our Medi-Cal license and was withholding 100% of our Medi-Cal payments. The DHS alleged that based on their investigation Classic Care had fulfilled prescriptions without proper authorization. Upon review of the supporting documentation, our external and internal counsel believed that the facts presented by the Department of Health Services were inaccurate and that its position was unfounded and appealed their decision.

Unable to win an administrative appeal, in December 2002, Classic Care was informed by the Department of Health Services ("DHS") that they were: 1) withholding 100 percent of MediCal payments to Classic Care and 2) suspending and deactivating Classic Care’s Medi-Cal provider number.

We had few choices but to sell Classic Care Pharmacy’s long-term care facility business. We transferred that business, which amounted to approximately 80% of the total revenue, back to the original Classic Care, Inc. shareholders in exchange for a release from repaying any outstanding payments and promissory notes related to that acquisition. We retained approximately 20% of the overall business, which primarily was the Health Advocate Program,

In January 2003, Kaire’s management decided to begin the process of dissolving Classic Care, Inc. and its operations.

Acquisition of Sespe Pharmacy

On January 26, 2003, our subsidiary, Effective Health, Inc., acquired all the assets of Sespe Pharmacy, which is located in the Sespe Medical Clinic, in Fillmore, California. Sespe Pharmacy is a growing business dispensing on average 75 retail prescriptions per day. The proximity to the medical clinic provides a steady stream of new patients to the pharmacy and we plan on building on the existing base of repeat customers. We purchased the pharmacy for $181,000, payable in a combination of cash and short-term promissory notes.

Effective Health, Inc and Sespe Pharmacy now serve as our base of pharmacy operations. Since acquiring Sespe Pharmacy, we have resumed our board and care marketing efforts, which has resulted in a number of new facilities becoming customers of our specialized pharmacy service programs. Our Pharmacy staff includes the manager of pharmacy operations/pharmacist in charge, pharmacy technician, retail sales clerk, pharmacy sales manager (board & care facilities), and billing manager and delivery personnel.

Effective Health entered into an operating lease agreement for the Sespe pharmacy. The pharmacy facility is approximately 835 square feet. Payments under the lease are $1,170 per month and will continue through the initial lease term of five years. Effective Health has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

Closing of Classic Care Pharmacy

On February 17, 2003, we ceased all operations at Classic Care Pharmacy and dissolved Classic Care, Inc. With the loss of the medical provider number combined with the lower margin business that remained after the sale of the Medi-Care and Medi-Cal business, we could not support ongoing operations and pay the remaining vendor debt.

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Acquisition of Entremetrix, Inc.

In March 2003, the Company through its subsidiary completed the acquisition of all the outstanding common shares of Entremetrix, Inc., a Nevada corporation, for $2,750,000. The agreed purchase price consists of (i)) a 4% convertible promissory note in the amount of $2.5 million due four years after closing (and payable in cash or in the Company’s common stock at the option of the sellers), and (ii) the issuance of 250,000,000 shares of the Company’s common stock having a market value of approximately $250,000.

Entremetrix is a Southern California-based company, and is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries. Additionally, Entremetrix provides outsourced human resources and financial support staff. The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets and liabilities based on their estimated fair values. The resulting goodwill from this transaction is currently estimated at $2,300,000. The goodwill estimate is preliminary, pending the results of an audit, and further financial analysis. For the year ended December 31, 2002, Entremetrix had sales of approximately $1,800,000 (unaudited) and net loss of approximately $112,000 (unaudited). Thought we felt EntreMetrix was a good acquisition at the time and that it is a well run business, it has not brought Kaire the anticipated crossover business or additional profit as initially anticipated.  We have seen an increase in revenues since the date of the acquisition.

Conversion of Debentures into Common Stock

On February 7, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 3,000,000 shares of the Company’s common stock on March 21, 2003.

Issuance of Common Stock for Services

During the period starting January 1, 2003 to April 4, 2003, the Company issued 57,746,665 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $86,620.

In March 2003, the Company issued 140,000,000 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $150,000.

On March 28, 2003, the Company obtained a written consent of a majority of its shareholders to amend the Certificate of Incorporation to effect up to a one-for-200 reverse split of common stock. The exchange ratio is subject to the approval of the Board of Directors. The exchange ratio may range from one newly issued common share for each two outstanding shares of common stock to one newly issued share for each two hundred shares of common stock. The Amendment will have no effect on the par value of the common stock, which will remain at $0.001.

Product Liability Insurance

We carry no direct product liability insurance, relying instead on the coverage maintained by our distributors and manufacturing sources from whom we obtains product. There is no assurance that this insurance will adequately cover any liability claims brought against us. There also can be no assurance that we will be able to obtain our own liability insurance (should we seek to do so) on economically feasible terms. Our failure to maintain our own liability insurance could materially adversely affect our ability to sell our products in the future. Although no product liability claims have been brought against us to date, if there were any such claims brought against us, the cost of defending against such claims and any damages paid by us in connection with such claims could have a materially adverse impact upon us, including our financial position, results of operations and cash flows.

Competition

Retail and Specialized Pharmacy Services
There is significant competition among the retail independent and chain drug stores and pharmacies. Many of these retail competitors are larger, better-financed companies with greater resources. The majority of the larger companies compete for individual retail customers on the basis of price and convenience. Few offer the types of specialized programs and services that we do.

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We believe that we can successfully compete against larger better-financed independent and chain drug stores by delivering high quality products and services to select market segments, rather than delivering high volume average service. However, this does preclude the possibility that the larger independent and chain stores will not introduce their own specialized programs that target similar market segments.

Patents, Licenses and Trademarks
Not Applicable

Royalty Agreements
Not Applicable

Government Regulations

Specialized Pharmacy Services

All pharmacies, in every state are subject to the regulations of various federal agencies, including the United States Drug Enforcement Agency, and by various state agencies, which in our state is the California State Board of Pharmacy, and Department of Health Services. Presently, we are compliant with all federal and state regulations related to our businesses.

Employer Support Programs and Services

The market for outsourced employer support programs and services is not subject to federal or state regulations that affect pricing and business operations.

Research and Development Plan
Not Applicable
Employees

We currently have 3 full-time corporate employees, 7 full time employees with Effective Health, Inc. (dba Sespe Pharmacy), and 4 full time employees with EntreMetrix, Inc.

Management

KAIH has a sole director and executive officer, and his age and position with the Company as of December 31, 2003 is as follows:

Name	Age	Office	Since

Steven R. Westlund	58	Chairman and CEO	1995

Steven Westlund has been the Chief Executive Officer and a director of Kaire since May 1995 and was elected Chairman of the Board in December 1995. Mr. Westlund was Chairman of the Board and Chief Executive Officer of Vitafort International Corporation from May 1993 through May 1995. Vitafort manufactured and sold fat free foods. From January 1991 to May 1993, Mr. Westlund was Chief Executive Officer of Lorenz/Germaine Incorporated and concurrently from January 1991 to June 1992 he acted as Chairman and Chief Executive Officer of Auto Giant. Mr. Westlund specializes in corporate restructuring and the development and marketing of specialized products and services.

Directors receive no remuneration at this time. All Kaire Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Our Company has not established specific committees within the Board of Directors.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Executive compensation

The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000, respectively, to the Company’s sole officer, Steve Westlund during such periods.

Summary Compensation Table

Executive Compensation:
Payouts	Annual Compensation				Long Term Compensation Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SAR (#)	LTIP Payouts ($)	All Other Compensation ($)

Steve Westlund CEO	2002 2001 2000	100K 100K 100K				33,333

Options/SAR Grants in the Last Fiscal Year

Name	Number of Securities Underlying Options/SARS Granted	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date

Steven R. Westlund	0

Employment Agreements

Steve Westlund: On April 1, 2000, Mr. Westlund signed a three-year employment agreement (attached hereto as Exhibit 10.36). The contract calls for Mr. Westlund to be paid a base salary of $8,333.33 per month for the first year of the term. Mr. Westlund’s base salary shall increase 15 % per year for the second year and third years, respectively, per the agreement.

Although Mr. Westlund’s Employment Agreement states that his salary is to be $8,333.33 per month, his actual pay has been $ 4,000.00 per month. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 6 million shares of Kaire Common Stock over the next 5 years at an option price of 5 cents ($ 0.05) per share. To date, Mr. Westlund has exercised 5,966,667 shares of the Company’s Common Stock.

The CEO also receives a commission of 3% of the merger price for any mergers or acquisitions completed by the Company during the term of the agreement.

The Company has accrued amounts due under the above compensation agreement, which is $197,541 as of December 31, 2002

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Compensation of Directors:

Directors receive no remuneration for their services as directors at this time.
The Company offers disability insurance to all its employees and health insurance to certain employees. The Company has adopted no retirement, pension, profit sharing or other similar programs.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to KAIH with respect to the beneficial ownership of KAIH’s common stock as of January 30, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock and (ii) KAHI's sole director and executive officer, and (iii) all officers and directors of KAIHas a group. Except as otherwise listed below, the address of each person is c/o Kaire Holdings Incorporated, 5520 Sespe Avenue, Suite D, Fillmore CA 93015.

Name and Address Of Beneficial Owner Owned (1)	Number of Shares beneficially to offering	Percent of (2) class prior offering	Percent of (3) class after offering

Steve Westlund 5520 Sespe Avenue, Suite D Fillmore, CA 93015	395,000	.05%	17%

ALPHA Capital Aktiengesellschaft (4) Pradafant 9490 Furstentums Vaduz, Liechtenstein	6,466,660 (9)	46%	23%

Gamma Opportunity Capital Partners, LP (5) British Colonial Centre of Commerce One Bay Street, Suite 401 Nassau (NP), The Bahamas	6,466,660 (10)	46%	23%

Longview Fund, L.P. (6) 1325 Howard Avenue, #422 Burlingame, CA 94010	6,870,000 (11)	48%	24%

Standard Resources Limited (7) c/o Mr. Lin Chen Hu 8-6 Fl. No.2, Lane 127, Sec. 5 Ming Sheng East Road Taipei, Taiwan	283,333 (!2)	36%	13%

Bi Coastal Consulting Group (8)	720,000 (13)	9%	32%

Officers and Directors as a group	395,000	.05%	%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

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(2) Percentage based on 7,393,000 shares of common stock outstanding as of December 31, 2003, plus shares underlying each shareholders convertible note.

(3) Percentage based on 21,926,341 shares of common stock outstanding, plus shares underlying each shareholders convertible notes (i.e. after the offering).

(4) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman.

(5) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto

(6) Longview Fund, LP is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.
(7) Standard Resources Limited is engaged in the business of investing in publicly-traded equity securities for its own account. Standard Resources` principal offices are located at 8-6 Floor, No. 2, Lane 137, Sec. 5, Ming Sheng East Road, Taipei, Taiwan. Lin Chen Hu has voting and investment control over investments held by Standard Resources.

(8) Bi Coastal Consulting Group is a California Corporation whose control person is Peter Benz who may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(9) Concerning Alpha Capital Aktiengesellschaft: Assuming $100,000 of funding Convertible Debentures plus $263,640 in assigned convertible debentures converted at $0.06 plus 400,000 warrants.

(10) Concerning Gamma Opportunity Capital Partners, LP: Assuming $100,000 of Convertible Debentures plus $263,640 in assigned convertible debentures converted at $0.06 plus 400,000 warrants.

(11) Concerning Longview Fund, LP: Assuming $120,000 of Convertible Debentures plus $263,640 in assigned convertible debentures converted at $0.06 plus 480,000 warrants.

(12) Concerning Standard Resources Limited: Assuming $50,000 of Convertible Debentures plus $263,640 in assigned convertible debentures converted at $0.06 plus 200,000 warrants.

(13) Represents warrants issued as part of the December 27, 2003 funding.

Certain Relationships and Related Transaction

Profit Ventures, Inc.

Mr. Joel Rubenstein was the Managing Director of Classic Care Pharmacy, and his spouse is a shareholder in the Company. Mr. Rubenstein is also a trustee of the Shagrila Trust, which is the parent company of Profit Ventures, Inc. In 2000, our subsidiary Classic Care entered into an agreement with Profit Ventures, Inc., to purchase products from Classic Care. Sales to Profit Ventures were $201,954 and $3,341,524 for 2002 and 2001, respectively. Sales to Profit represented ceased in April 2002. The amounts due from Profit Ventures, Inc. are included in amounts due from related parties in 2001.   There were no amounts due as of June 30, 2003.

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Joel Rubenstein

Mr. Rubenstein did not receive a portion of his compensation for serving as the Managing Director of Classic Care. Mr. Rubenstein has $30,000 in compensation due from the Company for his services. The amount is included in the accrued liabilities as of December 31, 2002. In August 2002, Mr. Rubenstein resigned his position as managing director of Classic Care, Inc.

Mr. Rubenstein received advances from the Company totaling $26,000 and $3,500 in 2002 and 2001, respectively. In January 2002, Mr. Rubenstein advanced $150,000 to the Company, which was repaid by the Company. In February 2002, the Company advanced to Mr. Rubenstein $26,000, and the Company has received payments of $30,500 in 2002, which results in no amounts being due to or from Mr. Rubenstein as of December 31, 2002.

In 2001, Mr. Rubenstein repaid to Classic Care $43,000, and the balance of $4,500 was included in Receivable from Related Parties.

Steve Oscherowitz:

Note Receivable

Mr. Steve Oscherowitz, a shareholder and the prior majority shareholder of Classic Care, has an agreement with our subsidiary Classic Care, under which he has loaned funds to and borrowed funds from the Company. In previous years, this individual has loaned to Classic Care funds to meet its short-term working capital needs. The Company advanced to this individual $338,540 during 2002, and he has repaid $749,704 in 2002. The terms of the loans allow us to request repayment on demand. The Company had a receivable from this individual of $411,164 as of December 31, 2001. The balance of the receivable account was paid in full on June 30, 2002.
.
Note payable

At December 31, 2001, the Company has an unsecured note payable to Mr. Steve Oscherowitz, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, is now due on demand and bears an interest rate of 6% per annum. The outstanding balance on the note of $167,250 was paid on June 30, 2002 through the offset of a note receivable. As of December 31, 2002, there are no outstanding amounts due to or from Mr. Oscherowitz.

Mrs. Sarit Rubenstein

Note Payable

At December 31, 2001, we had an unsecured note payable to Mrs. Sarit Rubenstein, a shareholder and an original owner of Classic Care. The loan was due originally in October 2000, and is now due on demand, and bore an interest rate of 6% per annum. The outstanding balance on the note was $82,750 as of December 31, 2001. This amount was classified as a Note Payable to Related Party. During fiscal year ended December 31, 2002, Classic Care, Inc. borrowed an additional $13,000, but repaid the balance due in May 2002.

In May 2002, the Company repaid the entire principal balance of $82,750 for the unsecured note payable, and the $13,000 we borrowed in April 2002. The accrued interest on the note payable was forgiven pursuant the sale agreement for the long-term care services business.

Description of Securities

General

Our authorized capital stock consists of 900,000,000 shares of Common Stock at $.001 par value, of which 7,393,000 shares are issued and outstanding at December 31, 2003.

The following is a description of the securities of KAIH taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

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Common Stock

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Stockholders have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are to share in all assets remaining after the payment of liabilities.

Every holder of stock in Kaire shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of Kaire, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or the back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. When a certificate is countersigned (1) by a transfer agent other than Kaire or its employee, (2) by a registrar other than Kaire or its employee, the signatures of such officers may be facsimiles.

Warrants and Options:

On December 27, 2003, KAIH issued five Warrants to purchase an aggregate of 2,200,000 shares of common stock of KAIH with an exercise price of $0.06 to the following: 1) Alpha Capital Aktiengesellschaft for 400,000 shares, 2) Gamma Opportunity Capital Partners, LP for 400,000 shares, 3) Longview Fund, L.P. for 480,000 shares 4) Standard Resources Limited for 200,000 shares, and 5) Bi Coastal Consulting Group for 720,000 shares. These warrants will expire in three years. The underlying shares of these warrants are being registered in this registration statement.

Penny Stock Disclosure Requirements :

See discussion in risk factor section, page 11, with the heading " KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock. "

SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, KAIH has 7,393,007 shares of Common Stock outstanding. Sales of a substantial number of shares of KAIHs Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. KAIH is registering with this document 14,533,334 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 12,333,334 of the underlying common shares that are being registered through this document pertain to the 8%, $370,000 in convertible debenture held by various investors.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

On December 27, 2003, KAIH issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debentures can be converted into shares of common stock with the conversion price per share being the lesser of (i) $.06 ("Maximum Base Price") or (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the thirty (30) trading days prior to but not including the conversion date. The conversion price described above shall not be less than one-half of the Maximum Base Price unless the closing price of the common stock is less than one-half the Maximum Base Price for any ten (10) consecutive trading days . The notes were issued to the following: Alpha Capital Aktiengesellschaf, an $111,000 secured convertible debenture, Gamma Opportunity Capital Partners, LP, an $100,000 secured convertible debenture, Longview Fund, L.P. an $120,000 secured convertible debenture and Standard Resources Limited, an $150,000 in secured convertible debenture.

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The holders of the 8% convertible debentures may not convert its securities into shares of KAIH’s common stock if after the conversion such holder would beneficially own over 9.9% of the outstanding shares of KAIH’s common stock. The holder may waive this percent ownership restriction upon not less than 61 days notice to KAIH. Since the number of shares of KAIH’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of KAIH’s common stock prior to a conversion, the actual number of shares of KAIH’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Selling Shareholder Table

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered For Sale (6)	Shares Beneficially Owned After Offering If All Offered Shares Are Sold

	Number of Shares	Percentage(5)		Number of Shares	Percentage

Alpha Capital Aktiengesellschaft (1)	362,247	4.9%	3,733,334	0	0%
Gamma Opportunity Capital Partners LP(2)	362,247	4.9%	3,733,334	0	0%
Longview Fund, LP(3)	362,247	4.9%	4,480,000	0	0%
Standard Resources Limited (4)	362,247	4.9%	1,866,666	0	0%
Bi Coastal Consulting Group (5)	362,247	4.9%	720,000	0	0%

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years

The selling shareholders are not broker-dealers or affiliates of a broker-dealer.

(1)   Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

31

(2)   Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

(3)   Longview Fund, L.P. is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4)   Standard Resources Limited is engaged in the business of investing in publicly-traded equity securities for its own account. Standard Resources` principal offices are located at 8-6 Floor, No. 2, Lane 137, Sec. 5, Ming Sheng East Road, Taipei, Taiwan. Lin Chen Hu has voting and investment control over investments held by Standard Resources.

(5)   Bi Coastal Consulting Group is a California Corporation whose control person is Peter Benz who may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(6)   Percentages are based on 7,393,000 shares of our common stock outstanding as of December 31, 2004 .

(7)   This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was first filed.

Plan of Distribution

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol KAIH.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

•    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•    Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

•    An exchange distribution following the rules of the applicable exchange

•    Privately negotiated transactions

•    Short sales or sales of shares not previously owned by the seller

•    Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

•    A combination of any such methods of sale any other lawful method

32

The selling stockholders may also engage in

•    Short selling against the box, which is making a short sale when the seller already owns the shares.

•    Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

•    Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following selling shareholder is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:
  Alpha Capital Aktiengesellschat
  Gamma Opportunity Capital Partners, LP
  Longview Fund, L.P.
  Standard Resources Limited
  Bi Coastal Consulting Group

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify KAIH and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

33

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

Patent Claim

An individual filed a complaint against us alleging breach of contract and fraud and related business torts related to certain patents that the plaintiff transferred to us. We believe that the plaintiff’s claims are without merit. Although we reached a tentative settlement in this matter, the Plaintiff has failed to execute the settlement and the case was dismissed.

Department of Health Services - Medi-Cal Action against Classic Care Pharmacy

On April 17, 2002 the Department of Health Services ("DHS") notified the management of Classic Care Pharmacy that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number.

The Department of Health Services ("DHS") took this action after having reviewed the prescriptions on record at Classic Care Pharmacy. The DHS stated that they had reviewed thirty-two prescriptions, and that two of the ten prescribing physicians had denied treating the patients and writing the prescriptions. The DHS cited Classic Care Pharmacy for violations of CCR, Title 22, Sec.51476.1, (a) and 51476.1(a)(2), which states that written prescriptions must contain the name of the prescribing physician and their provider number. Based on its findings the DHS and the Medical Program concluded that Classic Care Pharmacy might have intentionally committed fraud.

Classic Care management retained outside counsel shortly after receiving the DHS notice to review the Department of Health Services findings. After reviewing the supporting DHS material, outside counsel informed Classic Care management that it believed the facts presented by the DHS were inaccurate and that its position was unfounded. Classic Care management and its principle shareholders obtained written affidavits from most of the physicians whose prescriptions had been reviewed by the DHS confirming that they had treated the patients and did prescribe the medications.

On April 29, 2002, outside counsel contacted the DHS to discuss its findings and present the documentation supporting their position. DHS informed outside counsel that they would have to follow the standard appeal process, which normally requires two or more months to complete. Classic Care Pharmacy instructed outside counsel to seek an ex parte temporary restraining order against the DHS for their failure to show cause regarding their actions. On May 8, 2002, in the Superior Court for the state of California, the Court granted Classic Care’s ex parte request issuing a preliminary injunction against the DHS and reinstated Classic Care Pharmacy’s medical provider number. The Court set May 24, 2002 as the date for the DHS to show cause. On May 24, 2002, the DHS was still not prepared to show cause. The court granted a 30-day extension.

The Classic Care, Inc and Classic Care Pharmacy administrative appeal failed. Once the appeal took place the Superior court could no longer uphold our lack for due process claim and the DHS canceled Classic Care Pharmacy’s medical provider number. The justice department has not taken any further action against Classic Care Pharmacy.

Except as otherwise specifically indicated above, we believe that we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2002.

Experts

The financial statements of KAIH at December 3, 2003 and 2002, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

34

Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Steve Westlund.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is in the registration statement. You may inspect without charge and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

35

Financial Statements

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

36

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements
for the Years Ended
December 31, 2002 and 2001

Kaire Holdings Incorporated
and Subsidiaries

Consolidated Financial Statements

December 31, 2002 and 2001

C O N T E N T S

Report of Independent Certified Public Accountants	F-1

Consolidated Balance Sheets	F-2 – F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Stockholders’ Equity	F-5

Consolidated Statements of Cash Flows	F-6 –F-8

Notes to Consolidated Financial Statements	F-9 – F-40

Report of Independent Certified Public Accountants

Board of Directors and Stockholders
Kaire Holdings Incorporated

We have audited the accompanying consolidated balance sheets of Kaire Holdings Incorporated and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kaire Holdings Incorporated and subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises doubts about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Pohl, McNabola, Berg & Company LLP

Pohl, McNabola, Berg & Company LLP
San Francisco, CA
March 30, 2003

F-1

Kaire Holdings Incorporated
and Subsidiaries
Balance Sheets
December 31, 2002 and 2001

ASSETS
	December 31, 2002	December 31, 2001

Current assets
Cash and cash equivalents	$20,356	$62,707
Accounts receivable (net of allowance for doubtful accounts
of $45,000 and $0 in 2002 and 2001, respectively)	22,267	157,399
Other receivables	156,782	-
Advances to shareholders	-	-
Inventory	-	-
Deposits	53,919	4,750
Amounts due from related parties	-	-
Current assets - discontinued operations, net	4,553	2,301,133

Total current assets	257,877	2,525,989

Other assets
Property and Equipment, net of accumulated depreciation	27,305	13,949
Investment	-	30,028
Goodwill, net	-	8,958,539

Total other assets	27,305	9,002,516

Total assets	$285,182	$11,528,505

(continued)

The accompanying notes are an integral part of these financial statements.
F-2

Kaire Holdings Incorporated
and Subsidiaries
Balance Sheets (Continued)
December 31, 2002 and 2001

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2002	December 31, 2001

Current Liabilities
Accounts payable and accrued expenses	754,876	520,195
Income tax payable	4,800	4,000
Due to Stason Biotech	-	175,000
Note payable - acquisition	-	7,419,881
Capital leases - discontinued operations	-	-
Notes payable - related parties	-	-
Payable to shareholders	27,818	-
Liabilities of discontinued operations	757,868	1,531,533
Convertible notes - current portion	878,266	472,172

Total current liabilities	2,423,628	10,122,781

Long term liabilities
Convertible notes payable and debentures	-	361,633

Capital leases-long term - discontinued	-	-

Total long term liabilities	-	361,633

Total liabilities	2,423,628	10,484,414

Stockholders' equity
Common stock, $0.001 par value
900,000,000 shares authorized; 432,738,198
and 277,041,071 shares issued and outstanding, respectively	432,738	277,042
Common Stock Subscriptions Receivable	-	-
Additional paid in capital	37,032,335	36,782,757
Accumulated deficit	(39,603,519)	(36,015,708)

Total stockholders' equity	(2,138,446)	1,044,091

Total liabilities and stockholders' equity	$285,182	$11,528,505

The accompanying notes are an integral part of these financial statements.
F-3

Kaire Holdings Incorporated
and Subsidiaries
Statement of Operations
For the Years Ended December 31, 2002 and 2001

	2002	2001

Net revenues	$1,891,003	$1,256,593
Cost of goods sold	(1,596,959)	(1,104,545)

Gross profit	294,044	152,048

Operating expenses
Salaries	470,497	1,004,166
Depreciation and amortization	98,960	579,957
General and administrative	1,036,791	1,332,859
Selling expense	7,323	40,797
Rent	83,585	75,553
Impairment of goodwill	1,461,538	-

Total operating expenses	3,158,694	3,033,332

Loss from operations	(2,864,650)	(2,881,284)

Other income (expenses)
Interest expense	(284,234)	(316,829)
Miscellaneous income	86,899	-
Settlement of notes payable	169,886	-
Shareholder fees	-	(41,569)
Gain (loss) on investment	(25,000)	(5,000)

Total other income (expenses)	(52,449)	(363,398)

Loss from continuing operations before income taxes	(2,917,099)	(3,244,682)

Provision for income taxes	(3,200)	(2,400)

Loss from continuing operations	(2,920,299)	(3,247,082)

Discontinued operations
Income (loss) from operations of discontinued segment
(net of income tax expense of $0 in 2002 and 2001)	(459,015)	845,872

Estimated loss on disposal of assets of discontinued
segment (net of income tax expense of $0
in 2002 and 2001)	(208,497)	-

Net Income	$(3,587,811)	$(2,401,210)

(Loss) earnings per weighted average share of
common stock outstanding
From continuing operations	$(0.008)	$(0.028)
From discontinued operations	(0.002)	0.007

Total loss per share	$(0.010)	$(0.021)

Weighted-average shares outstanding - basic and diluted	361,827,811	115,928,137

The accompanying notes are an integral part of these financial statements.
F-4

Kaire Holdings Incorporated
and Subsidiaries
Consolidated Statements of Shareholders' Equity
For the years ended December 31, 2002 and 2001

			Common stock	Additional
	Common Stock		Subscription	Paid-In	Accumulated

	Shares	Amount	Receivable	Capital	Deficit	Total

Balance, December 31, 2000	117,765,033	$117,765	$(20,000)	$40,671,855	$(33,614,498)	$7,155,122

Issued for conversion
of notes payable	126,680,856	126,681	-	865,972	-	992,653

Issued for convertible
note interest	5,428,516	5,429	-	28,360	-	33,789

Issued for professional
services	850,000	6,350	-	18,275	-	24,625

Conversion of stock options	16,650,000	11,150	-	126,853	-	138,003

Consulting expense recognized
in stock conversions	-	-	-	790,475	-	790,475

Issued for officers' compensation	9,666,666	9,667	-	237,000	-	246,667

Recognition of deferred
compensation expense	-	-	-	142,549	-	142,549

Stock subscriptions receivable	-	-	20,000	-	-	20,000

Adjustment for acquisition
of Classic Care	-	-	-	(6,345,000)	-	(6,345,000)

Warrant issuance	-	-	-	140,000	-	140,000

Bond discount	-	-	-	106,418	-	106,418

Net loss	-	-	-	-	(2,401,210)	(2,401,210)

Balance, December 31, 2001	277,041,071	$277,042	$-	$36,782,757	$(36,015,708)	$1,044,091

Issued for conversion
of notes payable	63,024,775	63,024	-	74,976	-	138,000

Issued for convertible						-
note interest	7,702,352	7,702	-	6,267	-	13,969

Issued for professional
Services	84,970,000	84,970	-	168,335	-	253,305

Net loss	-	-	-	-	(3,587,811)	(3,587,811)

Balance, December 31, 2002	432,738,198	432,738	-	37,032,335	(39,603,519)	(2,138,446)

The accompanying notes are an integral part of these financial statements.
F-5

Kaire Holdings Incorporated
and Subsidiaries
Statement of Cash Flows
For the years ended December 31, 2002 and 2001

	2002	2001

Increase (decrease) in cash and cash equivalents
Net income (loss)	$(3,587,811)	$(2,401,210)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation and amortization	98,960	93,521
Amortization of goodwill	-	486,436
Allowance for bad debts	45,000	-
Reserve for other receivables	300,000	-
Amortization of warrant and bond issuance discount	182,461	128,417
Common stock issued for professional services	253,305	915,100
Common stock issued for payment of interest	13,969	33,789
Common stock issued for other compensation	-	77,185
Loss on disposal of assets	-	3,392
Loss on investment	25,000	5,000
(Income) loss from operations of discontinued operations	459,015	(845,872)
Loss on disposition of assets of discontinued operations	208,497	-
Change in net assets and liabilities of discontinued operations	1,128,586	507,999
Gain on settlement of note payable	(169,886)	-
Impairment of goodwill	1,461,538	-
Other	-	(11,583)
Non-cash other income	(35,115)	-

Total adjustments to net income	$383,519	$(1,007,826)

Cash flow from operating activities:
Changes in assets and liabilities
Trade accounts receivable	$90,132	$(63,528)
Deposits	(49,169)	-
Other receivables	(456,782)	-
Income and sales tax payable	800	(5,726)
Accrued interest on convertible notes	42,533	74,524
Accrued interest on notes payable - related parties	-	-
Accounts payable and accrued expenses	192,148	(213,603)

Cash flow generated by (used in) operating activities	$203,181	$(1,216,159)

(continued)

The accompanying notes are an integral part of these financial statements.
F-6

Kaire Holdings Incorporated
and Subsidiaries
Statements of Cash Flows (continued)
For the years ended December 31, 2002 and 2001

	2002	2001

Cash flow from investing activities:
Purchase of property, equipment and leaseholds	$(33,585)	$(3,916)

Net cash generated by (used in) investing activities	$(33,585)	$(3,916)

Cash flow from financing activities:
Proceeds from notes payable - shareholders	$45,318	$-
Payments on note payable - shareholders	(17,500)	-
Proceeds from notes payable - Classic Care shareholders	222,954	-
Payments on notes payable - Classic Care shareholders	(396,290)	(226,119)
Capital lease payments	(66,429)	(60,818)
Common stock issued for options exercised	-	38,003
Subscriptions received	-	20,000
Proceeds from convertible debenture	-	1,200,000

Net cash generated by (used in) financing activities	$(211,947)	$971,066

Net (decrease) increase in cash
and cash equivalents	$(42,351)	$(249,009)

Cash and cash equivalents at beginning of year	62,707	311,716

Cash and cash equivalents at end of year	$20,356	$62,707

(continued)
The accompanying notes are an integral part of these financial statements.
F-7

Kaire Holdings Incorporated and Subsidiaries Statements of Cash Flows (continued) For the years ended December 31, 2002 and 2001

	2002	2001

Supplementary disclosures of cash flow information
Cash paid during the year for
Interest	$21,773	$26,957

Income taxes	$3,200	$3,200

Supplemental schedule of non-cash investing and financing activities:

During the year ended December 31, 2002, the Company entered into the following non-cash transactions:

Issued 70,727,127 shares of common stock for conversion of $138,000 of notes payable, and $13,969 of accrued interest;

Issued 84,9700,000 shares of common stock for conversion of conversion of stock options for consulting services valued at $253,305;

In May 2002, the company transferred its long-term care services business to the previous shareholders of Classic Care, Inc., for a release from repaying amounts due them from the original acquisition and certain other liabilities:
Goodwill	$(7,497,001)
Note receivable from Classic Care shareholders	(174,578)
Note payable - acquisition	7,419,881
Other liabilities	251,698

Net assets (liabilities) transferred	$-

During the year ended December 31, 2001, the Company entered into the following non-cash transactions:
Issued 132,109,372 shares of common stock for conversion of $992,653 of notes payable, and $33,789 of accrued interest;

Issued 850,000 shares of common stock for professional fees valued at $24,625;

Issued 16,650,000 shares of common stock for conversion of conversion of stock options for consulting services valued at $890,475;

Issued 9,666,666 shares of common stock for officers' compensation expense valued at $389,216.
The accompanying notes are an integral part of these financial statements.
F-8

Kaire Holdings Incorporated
Notes to Consolidated Statements
December 31, 2002 and 2001

1.                Summary of Significant Accounting Policies

Organization and Line of Business

Kaire Holdings Incorporated ("Kaire" or "the Company"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII").

In 1999, the Company formed YesRx.com, Inc., an Internet drugstore focused on pharmaceuticals, health, and wellness and beauty products. YesRx.Com focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills. In November of 2000, the Company advanced its business strategy with the introduction of the YesRx Health Advocate Program. The Health Advocate Program provides medication compliance programs to HIV/AIDS, diabetic and senior health communities.

During 2000, the Company completed a reorganization of the Company, which included the transfer of the assets of EZ TRAC, Inc. to a new corporation, Stason Biotech, Inc., in exchange for 40% of the outstanding common stock of the new corporation and the acquisition of Classic Care Pharmacy. These transactions reflected management’s strategic plan to transform the Company from a provider of medical testing and laboratory analysis to becoming a provider of prescription medication and supplies to senior citizens and individuals needing chronic care.

In May 2000, the Company acquired Classic Care, Inc. ("Classic Care"), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operates as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchases prescription drugs in bulk and fills prescriptions for individuals living in the aforementioned facilities. Primary sales are to individuals and consist of packaged prescription drugs in prescribed dosages. These packaged drug sales are primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal are paid directly by individuals. Classic Care bills Medi-Cal and other third-party payors on behalf of the customer and receives payment directly from Medi-Cal.

On May 20, 2002, the Company and the original Classic Care Shareholders reached an agreement to settle all amounts due them. This agreement resulted in the Company selling the long-term services business clients to the original Classic Care shareholders and relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, the Company was informed by the Department of Health Services ("DHS") that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, the Company’s management decided to start the process of a voluntary dissolution of Classic Care.

In November 2002, the Company, through its subsidiary Effective Health, Inc., opened escrow to purchase all tangible and intangible assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The asset acquisition was concluded on January 26, 2003.

F-9

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
1.                Summary of Significant Accounting Policies (continued)

Principles of Consolidation
The consolidated financial statements include the accounts of Kaire and its wholly owned subsidiaries (collectively the "Company"). The Company's subsidiaries include See/Shell Biotechnology, Inc., Venus Management, Inc., EFFECTIVE Health, Inc. (dba Sespe Pharmacy), and Classic Care, Inc. (dba Classic Care Pharmacy). Intercompany accounts and transactions have been eliminated upon consolidation.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of goodwill, allowance for doubtful accounts and third-party contractual agreements, and the net realizable value of assets of discontinued operations.

Cash and Cash Equivalents
For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Concentration of Cash

The Company at times during the year maintained cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of December 31, 2002 and 2001.

Revenue Recognition
The Company recognizes revenue at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Net Client Revenue

Net client revenue represents the estimated net realizable amounts from clients, third-party payors and others for sale of products or services rendered. For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of revenue is from federal and state reimbursement programs.

F-10

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
1.                Summary of Significant Accounting Policies (continued)

Third-Party Contractual Adjustments

Contractual adjustments represent the difference between Classic Care Pharmacy’s established billing rate for covered products and services and amounts reimbursed by third-party payors, pursuant to reimbursement agreements.

Net Loss Per Share

Income (loss) per common share is computed on the weighted average number of common shares outstanding during each year. Basic EPS is computed as net income (loss) applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive.

Inventory

Inventory consists primarily of pharmaceuticals and health care products and is stated at the lower of cost or market on a first-in-first-out basis.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company uses other depreciation methods (generally accelerated) for tax purposes. Repairs and maintenance that do not extend the useful life of property and equipment are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and its accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

The estimated service lives of property and equipment are principally as follows:

Leasehold improvements	3-7 years
Computers and equipment	3-5 years
Furniture & Fixtures	5-7 years
Software	3-5 years

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

F-11

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
1.                Summary of Significant Accounting Policies (continued)

Goodwill

The Company capitalizes as goodwill the excess acquisition costs over the fair value of net assets acquired, in connection with business acquisitions, which costs were being amortized on a straight-line method over 20 years. In 2002, the Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", and accordingly goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually. The carrying amount of goodwill will be reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period.

The carrying value of goodwill for Classic Care was deemed to be impaired as a result of the transfer of the long-term care pharmacy contracts back to the original shareholders of Classic Care operations in January 2003.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. SFAS NO. 107, "Disclosure about Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

F-12

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
1.                Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

The Company determined that it will not change to the fair value method and will continue to use the implicit value based method for stock options issued to employees and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

The FASB released Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation." This Interpretation addresses certain practice issues related to APB Opinion No.25. The provisions of this Interpretation shall be applied to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur.

Comprehensive Income (Loss)

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) established standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2002 and 2001, comprehensive loss is equivalent to the Company’s net loss.

Long–Lived Assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Investments in corporate equity securities of privately held companies, in which the Company holds a less than 20% equity interest, are classified as long-term.

F-13

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001

1.                Summary of Significant Accounting Policies (continued)

Equity Method of Accounting for Investments

The equity method of accounting is used when the Company has a 20% to 50% interest in other entities. Under the equity method, original investments are recorded at cost and adjusted by the Company’s share of undistributed earnings or losses of these entities. Non-marketable investments in which the Company has less than 20 % interest and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment.

Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing costs for the years ended December 31, 2002 and 2001 were $30,437 and $25,644, respectively.

Reclassifications

Certain amounts in the 2001 financial statements have been reclassified to conform to the 2002 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

Segment and Geographic Information

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.

Accounting for Derivative Instruments and Hedging Activities

The Financial Accounting Standard Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for fiscal years beginning after June 15, 2000, and has been adopted by the Company for the year ending December 31, 2000. SFAS No. 133 does not have a material impact on its financial position or results of operations, as the Company does not have any derivative instruments.

F-14

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
1.                Summary of Significant Accounting Policies (continued)

Accounting for Derivative Instruments and Hedging Activities (continued)

The Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the effective Date of FASB Statement No. 133," The statement is effective for periods beginning after June 1999 and amends paragraph 48 of SFAS No. 133 and supersedes paragraph 50 of SFAS No. 133. SFAS No. 137 does not have a material impact on its financial position or results of operations.

The Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities-an amendment of FASB Statement No. 133," The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 138 does not have a material impact on its financial position or results of operations.

Other Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually in accordance with the provisions of FAS No. 142. FAS No. 142 will also require that intangible assets with definite lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company will not continue to amortize goodwill existing at December 31, 2001, and will perform an annual test for goodwill impairment in accordance with SFAS No. 121. The Company adopted the standard starting January 1, 2002. The Company recorded an impairment charge in 2002 as a result of the impairment test (see Note 18).

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 will not have a material affect on the Company’s results of operations or financial position.

F-15

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
1.                Summary of Significant Accounting Policies (continued)

Other Accounting Pronouncements (continued)

In August 2001, the FASB issued SFAFS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. The Company adopted SFAS No. 144 effective January 1, 2002.

On April 30, 2002, the FASB issued Statement 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." FASB 145 rescinds Statement 4, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Early application of the provisions of FASB 145 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which FASB 145 is issued. The Company has elected to adopt FASB 145, but it will not have a material effect on the December 31, 2002 financial statements.

In July 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. Management is evaluating the effect of this statement on the Company’s results of operations and financial position.

F-16

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
2.                Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $3,587,811 and $2,401,210 for the years ended December 31, 2002 and 2001, respectively. The Company also had a net working deficit of $2,183,751 and $7,596,792 for the years ended December 31, 2002 and 2001 respectively. Additionally, the Company must raise additional capital to meet its working capital needs subsequent to the spin-off of Classic Care. If the Company is unable to raise sufficient capital to fund its operations for the Health Advocacy program, it might be required to discontinue its pharmacy operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions. In March 2003, the Company concluded the acquisition of EntreMetrix, Inc., a privately held employee services firm.

3.                Investments
Investments as of December 31, 2002 and 2001 consist of the following:

	2002	2001

Stason Biotech, Inc.	$-	$5,028
Ebility, Inc.	-	25,000

Total	$-	$30,028

The investment in Stason Biotech, made during 2000, represents the Company’s 40% share of earnings in this company for the year ended December 31, 2000 as recorded under the equity method of accounting. The investment in Ebility, made during 2000, is recorded under the cost method of accounting. Both investments were written off during 2002, due to the Company’s inability to continue to finance their operations and the investees’ inability to obtain additional capital.
The Company’s investment in NetFame.Com, an Internet venture, was written off during 2001, due to NetFame.Com ceasing operations.

F-17

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
3.                Investments (continued)

At December 31, 2002, and 2001, "Investments" as shown on the Company’s Balance Sheet consisted of the cost of an investment in Stason Biotech, Inc., in which the Company has a 40% interest. Prior to 2001, the Company’s 40% ownership in this affiliate was recorded on the equity basis. In 2001, the Company concluded that it could no longer and did not exert any significant influence over Stason Biotech, Inc.’s operating and financial activities; therefore, the Company began accounting for this investment using the cost method effective January 1, 2001. The carrying value of this investment at December 31, 2001, was $5,028, which approximated the Company’s pro rata share of Stason Biotech, Inc.’s underlying value. In 2002, the Company transferred all of its ownership percentage in Stason Biotech, Inc., for a release from repaying the note payable owed to Stason.

The Company wrote down its investments in private companies by $25,000 in 2002 and $5,000 in 2001, which is their estimated net realizable value due to deterioration in the investees’ financial condition.

4.                Accounts Receivable – Trade

In 2002 and 2001, approximately 95% and 99% of net revenues of continuing operations were derived under federal, state and local third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. The Company has an allowance of $45,000 for doubtful accounts as of December 31, 2002. The operations of Classic Care ceased in January 2003, and the DHS informed the Company in December 2002 that Medi-CAL was withholding a 100% of its payments and Classic Care’s Medi-CAL license was being suspended. Accordingly, the Company has fully reserved the accounts receivable balance $800,967 as of December 31, 2002. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable attributable to Classic Care business is included in assets of discontinued operations, and accounts receivable attributable to discontinued operations are presented net of an allowance for doubtful accounts of $800,967 and $201,360 at December 31, 2002 and 2001, respectively.

F-18

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
5.                 Intangible Assets

Intangible assets consist of the following at December 31:

	2002	2001

Goodwill, acquisition of Classic Care, Inc.	$-	$9,728,732

Less Accumulated Amortization	-	(770,193)

	$-	$8,958,539

Intangible assets consist of goodwill associated with the acquisition of Classic Care, Inc. The carrying value of goodwill was reduced by $7,497,001 to reflect the transfer of the long-term care services business. The Company recorded an impairment charge for goodwill of $1,461,538 in December 2002 due to the expected closure of Classic Care in 2003. Amortization expense for the period ended December 31, 2001, was $486,436.

6.                Common Stock Transactions

The common stock transactions during 2002 were as follows:

  The Company converted $138,000 in 8% convertible notes payable into 63,024,775 shares of its common stock and $13,969 of related interest into 7,702,352 shares of its common stock.

  The Company issued 30,000,000 shares of common stock, with a market value of $54,000, for consulting services provided to the Company.

  The Company converted stock options issued to consultants into 84,970,000 shares of its common stock in a cashless conversion. The Company recorded consulting expense of $199,305.

The common stock transactions during 2001 were as follows:

  The Company converted $992,653 in convertible notes payable into 126,680,856 shares of its common stock. The Company also converted $33,789 in convertible note interest into 5,428,516 shares of its common stock.

F-19

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
6.                Common Stock Transactions (continued)

  The Company allowed three officers of the Company to exercise their stock options for 3,000,000 shares of common stock, in lieu of cash payments for services provided to the Company. Additionally, these three officers converted their stock options for 6,666,666 shares of common stock, and the Company recognized $389,216 in compensation expense.
  The Company issued 850,000 shares of common stock, with a market value of $24,625, for consulting services provided to the Company.
  The Company converted stock options into 16,650,000 shares of its common stock. The Company received $38,003 in cash and recorded consulting expense of $890,475.

7.                Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Profit Ventures, Inc.

Mr. Joel Rubenstein is the Managing Director of Classic Care, and his spouse is a shareholder in the Company. Mr. Rubenstein is also a trustee of the Shagrila Trust, which is the parent company of Profit Ventures, Inc. In 2000, Classic Care, entered into an agreement with Profit Ventures, Inc., to purchase products from Classic Care. Sales to Profit Ventures, Inc., were $201,954 and $3,341,524 for 2002 and 2001, respectively. Sales to Profit Ventures ceased in April 2002. The amounts due from Profit Ventures, Inc. are included in amounts due from related parties for 2001.

Joel Rubenstein

Mr. Rubenstein did not receive a portion of his compensation for serving as the Managing Director of Classic Care. Mr. Rubenstein has $30,000 in compensation due from the Company for his services. The amount is included in the accrued liabilities as of December 31, 2002. In August 2002, Mr. Rubenstein resigned his position as managing director of Classic Care, Inc.

Mr. Rubenstein received advances from the Company totaling $26,000 and $3,500 in 2002 and 2001, respectively. In January 2002, Mr. Rubenstein advanced $150,000 to the Company, which was repaid by the Company. In February 2002, the Company advanced to Mr. Rubenstein $26,000, and the Company has received payments of $30,500 in, 2002, which results in no amounts being due to or from Mr. Rubenstein as of December 31, 2002.

In 2001, Mr. Rubenstein repaid to the Company $43,000, and the balance of $4,500 was included in Receivable from Related Parties.

F-20

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001

7.                Related Party Transactions (continued)

Transactions with Shareholders

Sarit Rubenstein

In May 2002, the Company repaid the entire principal balance of $82,750 for an unsecured note payable to Mrs. Sarit Rubenstein, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, and bears an interest rate of 6% per annum. The accrued interest was forgiven pursuant the sale agreement for the long-term care services business.

At December 31, 2001, the Company has an unsecured note payable to Mrs. Sarit Rubenstein, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, is now due on demand and bears an interest rate of 6% per annum. The outstanding balance on the note is $82,750 as of December 31, 2001. This amount is classified as a Note Payable to Related Party. During fiscal year ended December 31, 2002 Classic Care, Inc. borrowed an additional $13,000, but repaid the balance due in May 2002.

Steve Oscherowitz

Mr. Steve Oscherowitz, a shareholder of the Company who was the majority shareholder in Classic Care prior to its purchase by the Company, has an agreement with the Company, under which he loaned funds to and borrowed funds from the Company. In previous years, this individual has loaned to Classic Care Pharmacy funds to meet its short-term working capital needs. The Company advanced to this individual $338,540 during 2002, and he has repaid to the Company $749,704 in 2002. The terms of the borrowings allow the Company to request repayment on demand. The Company had a receivable from this individual of $411,164 as of December 31, 2001. The balance of the receivable account was paid in full on June 30, 2002.

At December 31, 2001, the Company has an unsecured note payable to Mr. Steve Oscherowitz, a shareholder and an original owner of Classic Care. The borrowing was due originally in October 2000, is now due on demand and bears an interest rate of 6% per annum. The outstanding balance on the note of $167,250 was paid on June 30, 2002 through the offset of a note receivable. As of December 31, 2002, there are no outstanding amounts due to or from Mr. Oscherowitz.

F-21

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
8.                Property and Equipment

Property and equipment at December 31, 2002 and 2001 consisted of the following:

	2002	2001

Furniture and fixtures	$30,694	$29,109
Computers and equipment	244,866	244,866
Vehicles	-	-
Other depreciable assets	32,000	-

	307,560	273,975

Less accumulated depreciation and amortization	(280,255)	(260,026)

Total	$27,305	$13,949

Depreciation and amortization expense for the years ended December 31, 2002 and 2001 was $98,960 and $93,521, respectively.

9.                Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2002 and 2001 consisted of the following:

	2002	2001

Accounts payable	$31,634	$6,392
Accrued professional and related fees	70,055	50,000
Accrued compensation and related payroll taxes	208,588	126,096
Accrued interest payable	377,040	334,507
Other accrued expenses	67,559	3,200

Total	$754,876	$520,195

10.                Other Receivables

The Company has transferred to another pharmacy a portion of its pharmaceuticals inventory amounting to $243,487. Additionally, the Company returned $171,670 of pharmaceuticals to its suppliers.

F-22

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
11.                Note Payable – Acquisition

As of December 31, 2001, the Company had a note payable outstanding of $1,074,881 as a result of its acquisition of Classic Care Pharmacy, Inc. The Company has a contingent liability of $6,345,00 due to the value of the Company’s common stock being less than $0.42 per share. The purchase agreement for Classic Care stipulated that the value of the common stock issued to Classic Care shareholders would be $6,500,000. The value of the stock at the date of the new settlement agreement was $155,000. This interest-free note is payable on demand, since the original maturity date was October 1, 2001. The Company negotiated a settlement with the note holders in 2002 (see Note 18).

12.                Convertible Notes Payable and Debentures

10% Convertible Debentures

During January through May 1997, the Company issued convertible notes aggregating to $479,655, which are due in the same months in 2000. The notes have a stated interest rate of 10% per annum, and interest is payable semi-annually. The notes are convertible at $9.38 per share, which approximated the average trading price of the Company's common stock. $71,000 of these notes were still outstanding as of December 31, 2002 and 2001. These notes are now due on demand. Interest is accrued as of December 31, 2002.

8% Convertible Debentures

During 2000, the Company issued convertible notes that were due in October 2002. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2001, the noteholders converted $360,000 of the outstanding principal into the Company’s common stock, and $390,000 of these notes were still outstanding as of December 31, 2002 and 2001.

In 2001, the Company obtained additional capital financing of $1,200,000 through the issuance of convertible notes payable. The Company also issued warrants to purchase 4,000,000 shares of the Company’s common stock to various parties as part of these financing agreements.

Total funds received of $1,200,000 were allocated $1,060,000 to the 8% convertible notes and $140,000 to the note warrants. The value allocated to the note warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes.

The 8% convertible debentures have a conversion price that is the lesser of (1) 80% of the average of the three lowest closing prices out of the thirty closing prices prior to the closing date and (2) 80% of the lowest three closing prices during the sixty trading days, as reported on the NASD OTC Bulletin Board, immediately preceding the purchase date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time prior to their maturity date of October 25, 2002.

F-23

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
12.                Convertible Notes Payable and Debentures (continued)

8% Convertible Debentures (continued)

Specifically, the Company issued warrants which are convertible into 4,000,000 shares of common stock. Warrants for 1,000,000 shares bear an exercise price of $0.15, which is based upon the lowest closing price for the five days preceding January 10, 2001. Warrants for 1,500,000 shares bear an exercise price of $0.03, which is based upon the lowest closing price for the five days preceding May 9, 2001. Warrants for 1,500,000 shares bear an exercise price of $0.01, which is based upon the lowest closing price for the five days preceding August 17, 2001 The exercise price is subject to adjustment and it has to be 110% of the lowest closing price for the ten trading days preceding the exercise date, and the Company has not repriced any warrants in 2002 or 2001;

  During January 2001, the Company issued convertible notes aggregating to $500,000, which are due in January 2003. The notes have a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2002 and 2001, the Company converted $105,000 into its common stock, and $310,000 of these notes were still outstanding as of December 31, 2002.
  During May 2001, the Company issued a convertible note aggregating to $400,000, which is due in May 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2002 and 2001, the noteholders converted $1,350 and $398,650, respectively, into the Company’s common stock. There is no outstanding balance as of December 31, 2002.
  During August 2001, the Company issued a convertible note aggregating to $300,000, which is due in August 2002. The note has a stated interest rate of 8% per annum, and interest is payable quarterly and the principal balance is due at maturity. In 2002 and 2001, the noteholders converted $31,651 and $149,003, respectively, into the Company’s common stock, and $119,346 of this note was still outstanding as of December 31, 2002.

F-24

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
12.                Convertible Notes Payable and Debentures (continued)

Convertible debentures consists of the following at December 31, 2002, and December 31, 2001:
	2002	2001

8% convertible subordinated debentures, due in October 2002, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	$390,000	$390,000

8% convertible subordinated debentures, due in January 2003, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	310,000	415,000

8% convertible subordinated debentures, due in May 2002, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	-	1,350

8% convertible subordinated debentures, due in May 2002, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	119,347	150,997

10% convertible subordinated debentures, due on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable semi-annually, and principal is due at maturity.	71,000	71,000

	890,347	1,028,347

Less: Unamortized Discount	(12,081)	(194,542)

Total debt	878,266	833,805

Less: current portion	(878,266)	(560,296)

Convertible debentures, less current portion	$-	$273,509

F-25

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
13.                    Income Taxes

Significant components of the provision for taxes based on income for the years ended December 31 are as follows:

	2002	2001

Current
Federal	$-	$-
State	3,200	2,400

	3,200	2,400

Deferred
Federal	-	-
State	-	-

Provision for income taxes	$3,200	$2,400

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended December 31 is as follows:

	2002	2001

Income tax provisions (benefit) computed
at federal statutory rate	(35.00%)	(35.00%)

State taxes	(8.84%)	(8.84%)

Increase in the valuation allowance	(43.83%)	(42.83%)

Total	(0.01%)	(0.01%)

F-26

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
13.                      Income Taxes (continued)

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

	2002	2001

Deferred tax asset
Net operating loss carryforwards	$8,839,956	$7,935,602
Impairment of assets	2,032,518	2,032,518
Options/warrants	627,898	627,898
Discontinued operations	690,344	-
Other	134,439	135,439

	12,325,155	10,731,457

Deferred tax liability
State income taxes	(1,451,728)	(1,129,813)

Net deferred tax asset	10,873,427	9,601,644

Valuation allowance	(10,873,427)	(9,601,644)

	$-	$-

At December 31, 2002, the Company has available approximately $22,165,383 and $10,476,415 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2021.

At December 31, 2001, the Company has available approximately $18,523,813 and $6,834,845 in Federal and State net operating loss carryforwards available to offset future federal and state income taxes, respectively, which begin to expire in 2020.

Tax rules impose limitations on the use of net operating losses following certain changes in ownership. Such a change occurred in 1999 and 2000, which will limit the utilization of the net operating losses in subsequent years.

F-27

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
14.                Commitments and Contingencies

Litigation

Department of Health Services

The Company is a provider of services under California’s Medicaid program ("Medi-Cal"), which is administered by the Department of Health Services ("DHS"). DHS served notice to the Company that the Company received overpayment of claims submitted by the Company for certain drugs, based on alleged violations of the California Code of Regulations. The Company has provided documentary evidence to contest and rebut DHS’s allegations and received an extension to provide evidence to the contrary. In December 2002, DHS informed the Company that it was suspending Classic Care’s Medi-Cal license, and that it was withholding all further payments until its investigation is complete. Classic Care could not successfully operate without a Medi-Cal license. Thus, the Company has decided to cease operations of Classic Care. Management has fully reserved the accounts receivable balance regarding these allegations.

Except as otherwise specifically indicated above, management believes that the Company does not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2000. However, there can be no assurance that the Company will prevail in the above proceedings. In addition, the Company may be required to continue to defend itself resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which might have a material adverse effect upon the Company.

Leases

Operating leases

The Company leased offices located at 7348 Bellaire Avenue, North Hollywood, CA under a non-cancelable operating lease agreement that requires a monthly rental payment of $2,300. This lease expired in May 2001, and the Company consolidated its offices with the offices of the pharmacy. The Company leases three automobiles under non-cancelable operating lease agreements. The individual automobile leases range in terms of thirty-six to thirty-nine months.

The Classic Care pharmacy is located at 1429 South Robertson Blvd, Los Angeles, CA and requires a monthly rental payment of $4,500. The term of the lease was six (6) years and expires in March 2003. In December 2002, Classic Care Pharmacy vacated the facility. The Company obtained a lease severance effective December 4, 2002. All of the equipment, office equipment and furniture was placed into the warehouse/office leased by the Company.

In June of 2002, the Company leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as their corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420.00. The Company subleases on a month-to-month basis approximately one half of the facility to Digital Media Group, Inc, a related company that is owned by the Company’s CEO and Chairman, Steve Westlund.

F-28

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
14.                Commitments and Contingencies (continued)

Leases (continued)

Operating leases (continued)

The Company leased an automobile under a 39-month operating lease that was scheduled to expire in February 2005 with monthly payments of $415. The automobile was returned and the lease cancelled in April 2003.

Future minimum lease payments due under non-cancelable operating leases consist of the following as of December 31, 2002:

2003	$42,701
2004	20,520
2005	-

Future minimum lease payments	$63,221

Rent expense for the years ended December 31, 2002 and 2001 was $83,585 and $75,553 respectively.

Capital leases

The Company maintains capital leases for some of its medical equipment and certain autos. The following is a schedule by year of the approximate future minimum lease payments required under these leases:

2003	$57,848
2004	8,609
2005	7,344
2006	2,129

Future Minimum lease payments	$75,930

Less amount representing interest	(6,068)

Present value of minimum lease payments	69,862

Less current portion	(69,862)

Long-term capital lease obligation	$-

F-29

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
14.               Commitments and Contingencies (continued)

Leases (continued)

Capital leases (continued)

The property under capital leases as of December 31, 2002 has a cost of $291,574, accumulated amortization of $213,948 and a net book value of $77,626. Amortization of the leased property is included in depreciation expense, and amounts to $58,314 and $56,460 for the years ended December 31, 2002 and 2001, respectively. All assets under capital leases were related to the operations of Classic Care and are included in assets of discontinued operations.

Due to impending closure of Classic Care, Inc., all amounts due under capital lease have been reclassified as current. The Company’s management is negotiating with the lessors regarding the outstanding amounts.

Employment Agreements

Chief Executive Officer Compensation

On April 1, 2000, Mr. Westlund signed a three-year employment agreement. The contract calls for Mr. Westlund to be paid a base salary of $8,333 per month for the first year of the term. Mr. Westlund’s base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Westlund’s employment agreement states that his salary is to be $8,333 per month, his actual pay has been $4,000 per month. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Westlund has been granted an option to purchase up to 6,000,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Westlund has exercised options to purchase 5,966,666 shares of common stock.

The CEO also receives a commission of 3% of the merger price for any mergers or acquisitions completed by the Company during the term of the agreement.

The Company has accrued amounts due under the above compensation agreement of $197,541 as of December 31, 2002.

F-30

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
14.                Commitments and Contingencies (continued)

Employment Agreements (continued)

Chief Financial Officer Compensation

On April 1, 2000, Mr. Naccarato signed a three-year service agreement. The contract calls for Mr. Naccarato to be paid $7,250 per month for the first year of the term. Mr. Naccarato’s base compensation was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Naccarato’s service agreement states that his compensation is to be $7,250 per month, his actual remuneration has been $4,000 per month. Mr. Naccarato is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Naccarato has been granted an option to purchase up to 4,500,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Naccarato has exercised options to purchase 3,500,000 shares of common stock.

Mr. Naccarato resigned from his duties as Chief Financial Officer as of December 31, 2001. He is still the general counsel for the Company and provides other financial consulting services.

President’s Compensation

On April 1, 2000, Mr. Baum signed a three-year employment agreement. The contract calls for Mr. Baum to be paid a base salary of $6,250 per month for the first year of the term. Mr. Baum’s base salary was to increase 15% per year for each of the second and third years per this agreement.

Although Mr. Baum’s employment agreement states that his salary is to be $6,250 per month, his actual pay has been $4,000 per month. Mr. Baum is entitled to be paid the balance of his monthly compensation in either cash or equity. Additionally, Mr. Baum has been granted an option to purchase up to 4,500,000 shares of Kaire common stock over the next 5 years at an option price of $0.05 per share. To date, Mr. Baum has exercised options to purchase 3,500,000 shares of common stock.

The President of the Company resigned effective December 31, 2001. There are no amounts due to Mr. Baum as of December 31, 2002.

Consulting Agreements

The Company has various consulting agreements that provide for issuance of the Company’s common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital and professional services rendered in connection with the Company’s acquisition efforts.

F-31

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
15.                Stock Options and Warrants

The Company has adopted the provisions of Financial Interpretation No. 44. Accordingly, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plans for employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

	2002	2001

Net loss
As reported	$(3,587,811)	$(2,401,210)
Pro forma	$(3,587,811)	$(2,401,210)
Basic and diluted loss per common share
As reported	$(0.006)	$(0.028)
Pro forma	$(0.004)	$0.007

Options are granted at prices that are equal to the current fair value of the Company’s common stock at the date of grant. The Company records compensation expense on options granted at prices below the current fair market value. The vesting period is usually related to the length of employment or consulting contract period. In 2001, all stock options granted were converted into common stock, and the Company recorded the appropriate amount as compensation expense.

The fair value of these options and warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2001; dividend yield of 0%; expected volatility of 400%; risk-free interest rate of 6.45%; and expected life of 5 years. There were no options or warrants granted in 2002.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. The weighted-average fair value of options and warrants granted during the year ended December 31, 2001, ranged from $0.01 to $0.15.

F-32

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
15.                Stock Options and Warrants (continued)

The following table summarizes information with respect to stock options outstanding and exercisable at December 31, 2002:

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Number Outstanding as of December 31, 2002	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2002	Weighted Average Exercise Price

0.05	2,033,333	2.46	$0.05	2,033,333	$0.05

	Warrants Outstanding			Warrants Exercisable

Range of Exercise Prices	Number Outstanding as of December 31, 2002	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2002	Weighted Average Exercise Price

0.01	1,500,000	1.67	$0.01	1,500,000	$0.01

0.03	1,500,000	1.42	0.03	1,500,000	0.03

0.15	2,500,000	0.91	$0.15	2,500,000	$0.15

	5,500,000	1.26	$0.08	5,500,000	$0.08

F-33

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
15.                Stock Options and Warrants (continued)

The following table summarizes information with respect to stock options outstanding and exercisable at December 31, 2001:

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Number Outstanding as of December 31, 2001	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2001	Weighted Average Exercise Price

0.05	2,033,333	3.46	$0.05	2,033,333	$0.05

0.15	6,667	0.08	$0.15	6,667	$0.15

	2,040,000	3.45	$0.06	2,040,000	$0.06

	Warrants Outstanding			Warrants Exercisable

Range of Exercise Prices	Number Outstanding as of December 31, 2001	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of December 31, 2001	Weighted Average Exercise Price

0.01	1,500,000	2.67	$0.05	1,500,000	$0.01

0.03	1,500,000	2.42	$0.03	1,500,000	$0.03

0.15	2,500,000	1.91	$0.15	2,500,000	$0.15

	5,500,000	2.26	$0.08	5,500,000	$0.08

F-34

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
15.                Stock Options and Warrants (continued)

Stock Options and Warrants (continued)

The following summarizes the Company's stock option and warrants activity:

	Warrants And Stock Options Outstanding	Weighted Average Exercise Price

Outstanding December 31, 2000	13,456,667	$0.04

Granted	20,650,000	$0.04
Exercised	(26,316,667)	$0.04
Expired/Cancelled	(250,000)	$45.00

Outstanding December 31, 2001	7,540,000	$0.05

Granted	-	$-
Exercised	-	$-
Expired/Cancelled	(6,667)	$0.15

Outstanding December 31, 2002	7,533,333	$0.05

The Company has 5,500,000 warrants outstanding as of December 31, 2002 and 2001. The exercise prices for the warrants range from $0.01 to $0.15. During 2001, the Company issued warrants to purchase 4,000,000 shares of its common stock at an exercise price of $0.01 to $0.15.

Certain warrants (convertible into 4,000,000 shares of common stock) have a clause that causes the exercise price to be adjusted down, based on the quoted share price for the preceding 10 days measured on the exercise date. The price is 110% of the average quoted market price. The warrants expire 3-5 years from the date of grant. The Company has not repriced any warrants as of December 31, 2002.

16.                Earnings Per Share

Earnings per share have been calculated using the weighted average number of shares outstanding during each period. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the years ended December 31, 2002 and 2001 respectively. The loss from operations and the net loss for the years ended December 31, 2002 and 2001 make these securities anti-dilutive.

F-35

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
17.                Discontinued Operations

In December 2002, the Company decided to discontinue operations at its Classic Care subsidiary, a pharmacy, and conduct a voluntary dissolution of Classic Care. In May 2002, the Company transferred its long-term care services business to the original shareholders of Classic Care. The expected disposal date of Classic Care is May 2003. Classic Care’s sales for the years ended December 31, 2002, and December 31, 2001, were $7,433,090 and $10,769,719, respectively. In conjunction with the discontinuance of operations, the Company recorded a provision for disposition of $208,497 (net of income tax benefit of $0) for costs estimated to be incurred prior to disposition. The Company does not anticipate significant operating loss during the phase-out period. The results of Classic Care’s operations have been reported separately as discontinued operations in the Statements of Operations. Prior year financial statements for 2001 have been restated to present the operations of the division as a discontinued operation.

Inventories consist of pharmaceuticals, medical supplies and equipment of $115,550 and $728,410 for the years ended December 31, 2002 and 2001, respectively. The Company regularly checks its inventory for any expired or obsolete pharmaceuticals. The Company recognized a loss of $112,550 due to the write-down to disposal value of the inventory. Inventory attributable to Classic Care business is included in assets of discontinued operations

The net assets (liabilities) of the discontinued operations have been recorded at their estimated net realizable value under the caption "Net assets (liabilities) of discontinued operations" in the accompanying Balance Sheets at December 31, 2002, and December 31, 2001 , and consist of the following:

	2002	2001

Accounts receivable	$-	$969,127
Inventories	3,000	728,410
Property and equipment, net	1,553	187,003
Other assets	-	416,593

Total assets	4,553	2,301,133

Accounts payable	(674,240)	(1,123,569)
Accrued liabilities	(13,766)	(21,673)
Capital leases	(69,862)	(136,291)
Notes payable – related parties	-	(250,000)

Total liabilities	(757,868)	(1,531,533)

Net assets (liabilities) of discontinued operations	$(753,315)	$769,600

Impairment Write-Down Recognized as a Result of Strategic Review of Certain Operations

In 2002, during the course of the Company’s strategic review of its pharmacy operations conducted through Classic Care, the Company recorded a pre- and post-tax charge of $1,461,538 relating to the impairment of goodwill, when it was determined that future undiscounted cash flows associated Classic Care operations were insufficient to recover their carrying value. The Company has ceased all operations in Classic Care effective January 2003.

F-36

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
18.                Classic Care Pharmacy, Inc.

Impairment Write-Down Recognized as a Result of Strategic Review of Certain Operations (continued)

In May of 2000, the Company acquired Los Angeles-based Classic Care pharmacy. Classic Care Pharmacy provides specialized prescription medication services to seniors living in extended care facilities in Southern California. Under the merger agreement, the Company paid $1,000,000 in cash and issued 15,500,000 shares of common stock to acquire all the outstanding common stock (10,000 shares) of Classic Care Pharmacy. This agreement required that additional stock be issued if the price of the trading price of the stock on the OTCBB was less than $0.50 per share on October 31, 2000.

This agreement was amended on December 6, 2000 to include additional cash payments of $2,000,000 and to defer the determination date for any additional shares to be issued under the merger agreement to October 31, 2001. The target price of the acquisition was set at $9,500,000 and the value of public market valuation of the 15,500,000 shares was required to be $6,500,000 or $0.42 per share on or before that date to meet the target price of $9,500,000.

During 2001, the Company renegotiated with the original owners of Classic Care for amounts due them under the original purchase agreement (as amended on December 6, 2000) of their interests in Classic Care. The original Classic Care shareholders negotiated a settlement with the Company due to the Company’s common stock not having achieved specified levels ($0.42 per share) during designated periods subsequent to the acquisition. The revised settlement with the original Classic Care owners resulted in the Company increasing its liability to the original Classic Care Shareholders by $6,345,000 and reducing additional paid-in capital by an equivalent amount.

On November 1, 2001, Kaire Holdings entered into a new agreement with the original owners of Classic Care, which received shareholder approval in February 2002, whereby Kaire will assign approximately fifty-four percent (54%) ownership of the Classic Care Pharmacy ("CC") back to the original owners of the CC pharmacy, with Kaire retaining approximately 35% of the equity in CC. In consideration of the assignment, all amounts due the CC prior owners will be deemed satisfied with the exception of a one-year 4% convertible note (the "Note") in the amount of USD $2,000,000 that the original CC owners agree to hold. This note is secured by the 2,000,000 shares of Classic Care common stock held by Kaire. The note will mature one year from the date of the spin-off ("Maturity Date"), and if not paid when due, Kaire will have the option to return 2,000,000 of its shares of Classic Care to the note holders in full settlement of the principal and interest related to the note. Kaire intends to dividend to Kaire shareholders approximately 49% of its position in CC.

Pursuant to this agreement, the Company has increased the note payable and amounts due to the original Classic Care shareholders by $6,345,000 and reduced additional paid-in capital by an equivalent amount due to the resolution of the contingency involved with the original purchase.

F-37

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
18.                Classic Care Pharmacy, Inc. (continued)

Impairment Write-Down Recognized as a Result of Strategic Review of Certain Operations (continued)

In 2001, goodwill was amortized on a straight-line basis over 20 years. Amortization expense as of December 31, 2001 amounted to $486,436. In 2002, the amount of goodwill was adjusted to account for the transfer of Classic Care’s long-term services business and the subsequent closure of Classic Care operation in 2003.

In December 2002, the Company decided to voluntarily dissolve Classic Care, Inc. dba Classic Care Pharmacy as a result of sanctions by the pharmacy management of the Department of Health Services and the subsequent suspension of the Medi-Cal license.

19.                Subsequent Events

Purchase of Assets of Sespe Pharmacy

Effective January 26, 2003, the Company concluded its agreement to purchase all the tangible and intangible assets of Sespe Pharmacy, a privately held company, for a total cost of $181,000. The Company had opened escrow in 2002, and made a deposit of $40,000. The agreed purchase price consists of (i)) a short-term promissory note in the amount of $81,000 due 120 days after, and (ii) a cash payment of $100,000.

New Operating Lease Agreement

In January 2003, the Company entered into an operating lease agreement for a pharmacy in Fillmore, California. The pharmacy facility is approximately 835 square feet. Payments under the lease will be $1,170 per month, and will commence on January 26, 2003, and will continue through the initial lease term of five years. The Company has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

Acquisition of Entremetrix, Inc .

In March 2003, the Company through its subsidiary completed the acquisition of all the outstanding common shares of Entremetrix, Inc., a Nevada corporation, for $2,750,000. The agreed purchase price consists of (i)) a 4% convertible promissory note in the amount of $2.5 million due four years after closing (and payable in cash or in the Company’s common stock at the option of the sellers), and (ii) the issuance of 250,000,000 shares of the Company’s common stock having a market value of approximately $250,000.

F-38

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
19.                Subsequent Events (continued)

Acquisition of Entremetrix, Inc. (continued)

Entremetrix is a Southern California-based company, and is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries. Additionally, Entremetrix provides outsources human resources and financial support staff. The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets and liabilities based on their estimated fair values. The resulting goodwill from this transaction is currently estimated at $2,300,000. The goodwill estimate is preliminary, pending the results of an audit, and further financial analysis. For the year ended December 31, 2002, Entremetrix had sales of approximately $1,800,000 (unaudited) and net loss of approximately $112,000 (unaudited).

Conversion of Debentures into Common Stock

On February 7, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 3,000,000 shares of the Company’s common stock on March 21, 2003.

Issuance of Common Stock for Services

During the period starting January 1, 2003 to April 4, 2003, the Company issued 57,746,665 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $86,620.

Amendment to Certificate of Incorporation to Decrease Number of Authorized Shares

On March 28, 2003, the Company obtained a written consent of a majority of its shareholders to amend the Certificate of Incorporation to effect up to a one-for-200 reverse split of common stock. The exchange ratio is subject to the approval of the Board of Directors. The exchange ratio may range from one newly issued common share for each two outstanding shares of common stock to one newly issued share for each two hundred shares of common stock. The Amendment will have no effect on the par value of the common stock, which will remain at $0.001.

F-39

Kaire Holdings Incorporated Notes to Consolidated Financial Statements December 31, 2002 and 2001
19.                Subsequent Events (continued)

2003 Consulting and Legal Services Plan

In March 2003, the Board of Directors approved the 2003 Consulting and Legal Services Plan. The purpose of the 2003 Consulting and Legal Services Plan ("Plan") is to provide the Company with a means of compensating selected key consultants and legal service providers to the Company and its subsidiaries for their services rendered with shares of Common Stock of the Company. The Plan will be administered by the Company’s Board of Directors (the "Board"). The Company’s Board shall (a) select those consultants legal service providers to whom shares of the Company’s Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company’s Common Stock are awarded or sold. From time to time, the Board may make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

For purposes of the Plan, the Board of Directors is authorized to sell or award up to 140,000,000 shares and/or options of the Company’s Common Stock. $0.001 par value per share ("Common Stock").

All key consultants and qualified legal service providers to the Company and any of its subsidiaries are eligible to participate in the Plan.

The Board approved the issuance of 140,000,000 shares to various consultants under the terms of the Plan.

F-40

Kaire Holdings Incorporated
And Subsidiaries

Consolidated Financial Statements
For The Three and Nine Months Ended
September 30, 2003

Kaire Holdings Incorporated
And Subsidiaries

Consolidated Financial Statements
For The Three and Nine Months Ended
September 30, 2003

C O N T E N T S

Consolidated Balance Sheets	F41 –F-42

Consolidated Statements of Operations	F-43

Consolidated Statements of Cash Flows	F44 –F46

Notes to Consolidated Financial Statements	F47 –F- 64

Kaire Holdings Incorporated And Subsidiaries Consolidated Balance Sheets September 30, 2003 and December 31, 2002

ASSETS

	September 30, 2003	December 31, 2002

	(unaudited)	(audited)
Current Assets
Cash and cash equivalents	$60,274	$20,356
Accounts receivable (net of allowance for doubtful accounts
of $0 and $0 in 2003 and 2002, respectively)	2,796	22,267
Other receivables	131,857	156,782
Advances to shareholders	2,750	-
Inventory	74,142	-
Deposits	60,162	53,919
Prepaid expenses	1,547	-
Current assets - discontinued operations, net	-	4,553

Total Current Assets	333,528	257,877

Other Assets
Property and equipment, net of accumulated depreciation	138,352	27,305
Goodwill	2,906,985	-

Total Other Assets	3,045,337	27,305

Total Assets	$3,378,865	$285,182

(continued)

The accompanying notes are an integral part of the financials statements

F-41

Kaire Holdings Incorporated And Subsidiaries Consolidated Balance Sheets (continued) September 30, 2003 and December 31, 2002

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2003	December 31, 2002

	(unaudited)	(audited)

Current Liabilities
Accounts payable and accrued expenses	1,442,030	754,875
Income tax payable	7,000	4,800
Loans payable	209,436	-
Notes payable - related parties	5,746	200
Note payable - acquisition	2,500,000	-
Payable to shareholders	44,632	27,618
Liabilities of discontinued operations	698,816	757,868
Convertible notes - current portion	888,570	878,266

Total Current liabilities	5,796,230	2,423,627

Long term liabilities
Convertible notes payable and debentures	-	-
Capital leases-long term - discontinued	-	-

Total long term liabilities	-	-

Total Liabilities	5,796,230	2,423,627

Stockholders' equity
Common stock, $0.20 par value
900,000,000 shares authorized; 4,492,425
and 2,163,691 shares issued and outstanding, respectively	898,485	432,739
Common Stock Subscriptions Receivable	-	-
Additional paid in capital	37,167,994	37,032,335
Accumulated deficit	(40,483,844)	(39,603,519)

Total Stockholders' Equity	(2,417,365)	(2,138,445)

Total Liabilities and Stockholders' Equity	$3,378,865	$285,182

The accompanying notes are an integral part of these financial statements.

F-42

Kaire Holdings Incorporated And Subsidiaries Consolidated Statements of Cash Flows (continued) For the Three and nine Months Ended June 30, 2003 and 2002

	Three months ended September 30,		Nine months ended September 30,

	2003	2002	2003	2002

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$2,038,359	$480,693	$4,299,001	$1,615,279
Cost of goods sold	(1,844,951)	(372,687)	(3,899,612)	(1,544,564)

Gross Profit	193,408	108,006	399,389	70,715

Operating Expenses
Salaries	174,189	83,377	420,168	278,252
Depreciation and amortization	21,886	22,056	47,457	60,160
General and administrative	120,442	140,101	693,211	563,741
Selling expense	1,268	1,281	4,273	7,284
Rent	24,551	28,302	72,180	66,376

Impairment of goodwill	-	-	-	-

Total Operating Expenses	342,336	275,117	1,237,289	975,813

Loss from operations	(148,928)	(167,111)	(837,900)	(905,098)

Other Income (Expenses)
Interest expense	(46,626)	(3,129)	(126,656)	(73,134)
Miscellaneous income	-	18,258	27,705	25,599
Settlement of notes payable	-		-	-
Shareholder fees	-	(6,900)	(125)	(57,420)

Gain (loss) on investment	-	-	-	-

Total Other Income (Expenses)	(46,626)	8,229	(99,076)	(104,955)

Loss from continuing operations before income taxes	(195,554)	(158,882)	(936,976)	(1,010,053)

Provision for income taxes	(346)	-	(1,800)	(3,315)

Loss from continuing operations	(195,900)	(158,882)	(938,776)	(1,013,368)

Discontinued operations
(Loss) Income from operations of discontinued segment
(net of income tax expense of $200 in 2003 and 2002)	(1)	(25,391)	16,458	624,917

Gain (loss) on disposal of assets of discontinued
segment (net of income tax expense of $0
in 2003 and 2002)	-	-	41,993	(400,000)

Net Loss	$(195,901)	$(184,273)	$(880,325)	$(788,451)

(Loss) earnings per weighted average share of
common stock outstanding
From continuing operations	$(0.08)	$(0.09)	$(0.38)	$(0.56)
From discontinued operations	(0.00)	(0.01)	0.02	0.12

Total (loss) earnings per share	$(0.08)	$(0.11)	$(0.35)	$(0.44)

Weighted-average shares outstanding -basic and diluted	2,492,425	1,711,742	2,492,425	1,809,139

The accompanying notes are an integral part of these financial statements.
F-43

Kaire Holdings Incorporated And Subsidiaries Consolidated Statements of Cash Flows (continued) For the Three and nine Months Ended June 30, 2003 and 2002

	2003	2002

Increase (decrease) in cash and cash equivalents
Net loss	$(880,325)	$(788,451)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation and amortization	47,457	60,160
Debt issuance costs	-	68,811
Reserve for other receivables	-	-
Amortization of warrant and bond issuance discount	12,081	-
Common stock issued for professional services	322,444	180,733
Common stock issued for payment of interest	324	12,366
Common stock issued for other compensation	-	-
Loss on disposal of assets	-
Loss on investment	-
(Income) loss from operations of discontinued operations	(16,458)	-
(Gain) Loss on disposition of assets of discontinued operations	(41,993)	-
Loss provision - discontinued operations	-	400,000
Change in net assets and liabilities of discontinued operations	(54,499)	3,246
Gain on settlement of note payable	-
Impairment of goodwill	-
Other	(38,085)	5,708

Non-cash other income

Total adjustments to net income	$(649,054)	$(57,427)

Cash flow from operating activities:
Changes in operating assets and liabilities net of effects from purchase of
EntreMetrix, Inc.:
Trade accounts receivable	$19,471	$169,839
Deposits	(6,243)	(200)
Other receivables and assets	24,925	(414,667)
Amounts due from related parties	-	466,821
Prepaids	(1,547)	-
Inventory	(74,142)	556,510
Income and sales tax payable	2,200	2,400
Accrued interest on convertible notes
Accrued interest on notes payable - related parties
Accounts payable and accrued expenses	687,155	(383,874)

Cash flow generated by (used in) operating activities	$2,765	$339,402

Cash flow from investing activities:
Purchase of property and equipment	$(7,180)	$(48,815)
Cash acquired in acquisition of EntreMetrix, Inc.	27,576	-

Net cash generated by (used in) investing activities	$20,396	$(48,815)

Cash flow from financing activities:
Proceeds from notes payable - shareholders	$17,014	$-
Payments on capital leases	-	(48,965)
Payments on loans	(23,542)
Proceeds from loans	7,435	-
Proceeds from notes payable - related parties	5,546	-
Payments on notes payable - Classic Care shareholders	-	(203,958)
Common stock issued for options exercised	-	-
Subscriptions received	-	-
Proceeds from convertible debenture	10,304	-

Net cash generated by (used in) financing activities	$16,757	$(252,923)

(continued)

The accompanying notes are an integral part of these financial statements.
F-44

Kaire Holdings Incorporated And Subsidiaries Consolidated Statements of Cash Flows (continued) For the Nine Months Ended September 30, 2003 and 2002

	2003	2002

Net (decrease) increase in cash
and cash equivalents	$39,918	$37,664

Cash and cash equivalents at beginning of year	20,356	62,707

Cash and cash equivalents at end of period	$60,274	$100,371

Supplementary disclosures of cash flow information
Cash paid during the year for
Interest	$-	$5,398

Income taxes	$-	$3,200

Supplemental schedule of non-cash investing and financing activities:
During the nine months ended September 30, 2003, the Company entered into the following non-cash transactions:

Issued 15,000,000 shares of common stock for consulting services valued at $22,500

Issued 3,000,000 shares of common stock for conversion of $1,776 of notes payable, and $324 of accrued interest.

Issued 182,738,202 shares of common stock for legal and consulting services valued at $299,944

In January 2003, the Company acquired assets of
Sespe Pharmacy
Inventory	$81,068
Property and equipment	100,000

Assets acquired	181,068

Cash paid	(65,000)
Notes payable	(116,068)

Net	$-

In March 2003, the Company acquired EntreMetrix, Inc. for 250 million shares of common stock and a note payable for $2.5 million
Cash acquired in transaction	$27,576
Accounts receivable	958
Prepaid expenses and other assets	135,253
Goodwill	2,906,985
Property and equipment	51,323
Accounts payable and accrued expenses	(262,620)
Notes payable	(109,475)
Issuance of common stock - acquisition	(250,000)
Note payable - acquisition	(2,500,000)

	$-

The accompanying notes are an integral part of these financial statements.
F-45

Kaire Holdings Incorporated And Subsidiaries Consolidated Statements of Cash Flows (continued) For the Nine Months Ended September 30, 2003 and 2002

In March 2003, the Company returned $26,625 of vehicles under capital leases to the lessors.

During the nine months ended September 30, 2002, the Company entered into the following non-cash transactions:

Issued 63,727,127 shares of common stock for conversion of $131,683 of notes payable and $12,366 of accrued interest.

Issued 54,970,000 shares of common stock for conversion of stock options for consulting services valued at $120,733

Issued 30,000,000 shares of common stock in lieu of cash for consulting services valued at $60,000

The accompanying notes are an integral part of these financial statements.
F-46

Kaire Holdings Incorporated And Subsidiaries Notes To Consolidated Financial Statements
September 30, 2003

1.    Summary of Significant Accounting Policies

Organization and Line of Business

Kaire Holdings Incorporated ("Kaire" or "the Company"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd., in connection with its investment in Kaire International, Inc. ("KII").

In 1999, the Company formed YesRx.com, Inc., an Internet drugstore focused on pharmaceuticals, health and wellness and beauty products. YesRx.com focuses on selling drugs for chronic care as opposed to emergency needs, and works mainly with the patient who has regular medication needs and requires multiple refills.

In May 2000, the Company acquired Classic Care, Inc. ("Classic Care"), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operated as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchased prescription drugs in bulk and filled prescriptions for individuals living in the aforementioned facilities. Primary sales were to individuals and consisted of packaged prescription drugs in prescribed dosages. These packaged drug sales were primarily paid for by Medi-Cal, and the balances of the sales that were not covered by Medi-Cal were paid directly by individuals. Classic Care billed Medi-Cal and other third-party payors on behalf of the customer and received payment directly from Medi-Cal.

On May 20, 2002, the Company and the original Classic Care Shareholders reached an agreement to settle all amounts due them. This agreement resulted in the Company selling the long-term services business clients to the original Classic Care shareholders and relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, the Company was informed by the Department of Health Services ("DHS") that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In December 2002, the Company decided to voluntarily dissolve Classic Care, Inc. dba Classic Care Pharmacy, as a result of sanctions by the pharmacy management of the Department of Health Services and the subsequent suspension of the Medi-Cal license. In January 2003, the Company’s management decided to start the process of a voluntary dissolution of Classic Care.

In January 2003, the Company, through its subsidiary Effective Health, Inc., purchased all tangible and intangible assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The total purchase price was $181,068.

Effective September 20, 2003, shareholders of the Company and the Board of Directors approved a reverse stock split at a ratio of 1-for-200, which was determined by the Board of Directors of the Company to be in the best interests of the Company. Concurrent with this reverse split, the Company’s symbol changed from "KAHI" to "KAIH".

F-47

Kaire Holdings Incorporated And Subsidiaries Notes To Consolidated Financial Statements
September 30, 2003

Organization and Line of Business (continued)

On March 18, 2003, the Company completed the purchase of EntreMetrix, Inc. ("EntreMetrix"), a privately held professional employment organization, by acquiring all of the outstanding capital stock of EntreMetrix, Inc. for a total purchase price of $2,750,000. The acquisition was accounted for using the purchase method of accounting and, accordingly, EntreMetrix, Inc.’s, results of operations have been included in the consolidated financial statements since the date of acquisition. The source of funds for the acquisition was a combination of the Company’s common stock and a note payable.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Kaire and its wholly-owned subsidiaries (collectively the "Company"), a publicly-traded company listed and traded on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). The Company's subsidiaries include Effective Health, Inc. (dba Sespe Pharmacy), Classic Care, Inc. (dba Classic Care Pharmacy) and EntreMetrix, Inc. Intercompany accounts and transactions have been eliminated upon consolidation.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the fiscal quarter ended September 30, 2003, included herein. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions were eliminated. The Company’s fiscal year ends on December 31 each year.

The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include goodwill, allowance for doubtful accounts and contractual adjustments due to third-party contractual agreements.

F-48

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
1.    Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents
For purposes of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Concentration of Cash

The Company at times during the year maintained cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of September 30, 2003 and December 31, 2002.

Revenue Recognition
The Company recognizes revenue for pharmacy operations at the time the product is shipped to the customer or services are rendered. Outbound shipping and handling charges are included in net sales.

Professional employment services revenue is recognized at the payroll date of the customer or as services are rendered. The payroll fee is due prior to the payroll date, but is not considered revenue until the date of the payroll. The company reports gross income as the total cost of the invoice for the staffing services rendered including gross payroll, payroll taxes, workers compensation, administrative fees and delivery fees. Amounts received prior to the payroll payment date are classified as deferred revenue.

Net Client Revenue

Net client revenue represents the estimated net realizable amounts from clients, third-party payors and others for sale of products or services rendered. For revenue recognition, revenue is recorded when the prescription is filled or when services are performed. A significant portion of Classic Care’s revenue was from federal and state reimbursement programs.

Third-Party Contractual Adjustments

Contractual adjustments represent the difference between the pharmacy’s established billing rate for covered products and services and amounts reimbursed by third-party payors, pursuant to reimbursement agreements.

F-49

Net Loss Per Share

Income (loss) per common share is computed on the weighted average number of common shares outstanding during each year. Basic EPS is computed as net income (loss) applicable to common stockholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive.

Goodwill

The Company capitalized as goodwill the excess acquisition costs over the fair value of net assets acquired, in connection with business acquisitions in accordance with provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", and accordingly goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually. The carrying amount of goodwill will be reviewed periodically based on the undiscounted cash flows of the entities acquired over the remaining amortization period.

Comprehensive Income (Loss)

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). This pronouncement establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available-for-sale securities; foreign currency translation adjustments; changes in market values of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS No. 87. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the nine months ended September 30, 2003 and 2002, comprehensive loss is equivalent to the Company’s net loss.

Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing costs for the nine months ended September 30, 2003 and 2002 were $1,973, and $28,048,respectively.

Reclassifications

Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

F-50

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
1.    Summary of Significant Accounting Policies (continued)

Segment and Geographic Information

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information," which requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company evaluated SFAS No. 131 and determined that the Company operates in two segments.

Stock-Based Compensation

The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method. The Company did not grant any options or warrants to employees during the nine months ended September 30, 2003. Accordingly, there is no stock compensation expense related to stock option or warrant grants during the period.

Other Accounting Pronouncements

In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation – Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company will continue to report pro forma expense amounts for the fair market value of stock options newly granted to employees.

In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group.  In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45, "Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," and (4) amends certain other existing pronouncements.  This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively.  Management does not expect the adoption of SFAS 149 to have a material impact on our financial position, cash flows or results of operations.

F-51

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
1.    Summary of Significant Accounting Policies (continued)

Other Accounting Pronouncements (continued)

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150").  SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity.  It requires that those instruments be classified as liabilities in balance sheets.  The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003.  Management does not expect the adoption of SFAS 150 to have a material impact on our financial position, cash flows or results of operations.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee the Company must recognize an initial liability for the fair value, or market value, of the obligations that it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company does not expect any impact from adopting FIN 45 on its results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") "Consolidation of Variable Interest Entities." Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. The Company does not believe the adoption of FIN 46 will have a material impact on its results of operations or financial position.

F-52

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
2.    Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has a net working deficit of $5,196,384 for the nine months ended September 30, 2003. Additionally, the Company must raise additional capital to meet its working capital needs subsequent to the spin-off of Classic Care. If the Company is unable to raise sufficient capital to fund its operations for the Health Advocacy program, it might be required to discontinue operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions.

3.    Accounts Receivable – Trade

In 2003 and 2002, approximately 2% and 80% of net revenues were derived under federal and state third-party reimbursement programs. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any would not be material to the financial position, results of operations or cash flows of the Company.

The Company provides an allowance for doubtful accounts based upon its estimation of uncollectible accounts. The Company bases this estimate on historical collection experience and a review of the current status of trade accounts receivable. The DHS informed the Company in December 2002 that Medi-CAL was withholding a 100% of its payments and Classic Care’s Medi-CAL license was being suspended, and the operations of Classic Care ceased in January 2003.

4.    Inventories

Inventories consist of pharmaceuticals, medical supplies and equipment of $74,142 at September 30, 2003. The Company regularly checks its inventory for any expired or obsolete pharmaceuticals.

F-53

5.    Common Stock Transactions

The common stock transactions during the nine months ended September 30, 2003 were as follows:

•    On February 7, 2003, a holder of the Company’s 8% convertible debentures elected to convert an aggregate of $1,776 principal amount of the debentures and $324 of related interest into 3,000,000 shares of the Company’s common stock on March 21, 2003.

•    During the period ending June 30, 2003, the Company issued 57,746,665 shares of its common stock to various consultants in lieu of cash payments for services rendered. The aggregate value of services was $103,944.

•    The Company issued 140,000,000 shares of its common stock under the terms of the 2003 Legal and Consulting Services Plan. The common stock issued had an approximate market value of $196,000.

•    The Company issued 250,000,000 shares of its common stock, which had an approximate market value of $250,000, in connection with the acquisition of EntreMetrix, Inc.

▪    The Company issued 15,000,000 shares of its common stock to a consultant for providing management and financial consulting services. The market value of the services received were $22,500.

The common stock transactions during the nine months ended September 30, 2002 were as follows:

•    The Company converted $127,240 in convertible notes payable and $11,946 of related interest into 59,862,127 shares of its common stock.

•    The Company issued 850,000 shares of common stock, with a market value of $24,625, for consulting services provided to the Company. Additionally, these three officers converted their stock options for 6,666,667 shares of common stock, and the Company recognized $389,216 in compensation expense.

•    The Company converted stock options into 54,970,000 shares of its common stock in a cash-less conversion. The Company recorded consulting expense of $120,733.

Reverse Stock Split

Effective September 20, 2003, the Board of Directors authorized a one-for-two-hundred reverse stock split to be effective in September 2003 to shareholders of record. The par value of the common stock was increased accordingly from $0.001 per share to $0.20 per share. In December 2003, the Board of Directors approved a change that reduced the par value from $0.20 per share to $0.001 per share.

F-54

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
5.    Common Stock Transactions (continued)

Reverse Stock Split (continued)

Based on approximately 898,484,863 shares of Common Stock issued and outstanding as of September 20, 2003, the following table reflects a range of the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that are outstanding as a result of the Reverse Stock Split.

Reverse	Percentage	Shares To Be
Stock Split	Reduction	Outstanding

1 for 200	99.5%	4,492,425

All outstanding options, warrants, rights and convertible securities were appropriately adjusted for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split affects all stockholders equally and does not affect any stockholder’s proportionate equity interest in the Company except for those stockholders whose fractional shares will be rounded up.

None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock are affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock entitles the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

The percentage ownership of management, the number of stockholders or any aspect of the Company’s business has not changed materially because of the Reverse Stock Split.

6.    Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Profit Ventures, Inc.

Mr. Joel Rubenstein was the Managing Director of Classic Care, and his spouse is a shareholder in the Company. Mr. Rubenstein is also a trustee of the Shagrila Trust, which is the parent company of Profit Ventures, Inc. In 2000, Classic Care, entered into an agreement with Profit Ventures, Inc., to purchase products from Classic Care. Sales to Profit Ventures were $0 and $201,954 for the nine months ended September 30, 2003 and 2002, respectively. Sales to Profit represented 0% of the Company’s total revenue from continuing operations for the nine months ended September 30, 2003 and 2002.

F-55

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

7.    Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2003, and December 31, 2002, consisted of the following:

	2003	2002

Accounts payable	$208,533	$113,221
Accrued professional and related fees	85,055	75,055
Accrued compensation and related payroll taxes	233,587	233,587
Accrued interest payable	431,130	394,599
Other accrued expenses	447,877	400,540

Total	$1,406,182	1,217,002

8.    Convertible Notes Payable and Debentures

Convertible debentures consists of the following at September 30, 2003, and December 31, 2002:

	2003	2002

8% convertible subordinated debentures, due in October 2002, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	$390,000	$390,000

8% convertible subordinated debentures, due in January 2003, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	310,000	310,000

8% convertible subordinated debentures, due in May 2002, convertible into shares of common stock at any time prior to maturity. Interest is payable quarterly, and principal is due at maturity.	117,570	119,347

10% convertible subordinated debentures, due on demand, convertible into shares of common stock at any time prior to maturity. Interest is payable semi-annually, and principal is due at maturity.	71,000	71,000

	888,570	890,347

Less: Unamortized Discount	-	(12,081)

Total debt	888,570	878,266

Less: current portion	(888,570)	(878,266)

Convertible debentures, less current portion	$-	$-

F-56

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
9.    Income Taxes

The significant reason for the difference between the customary relationship between income tax expense and pre-tax accounting income for the nine months ended September 30, 2003, was due to net operating loss carryforwards available to offset federal and state income taxes. For the nine months ended September 30, 2003 and 2002, the Company had recorded a valuation allowance against its deferred tax assets, thus no deferred tax benefit was recorded.

10.    Commitments and Contingencies

Litigation

Department of Health Services

The Company is a provider of services under California’s Medicaid program ("Medi-Cal"), which is administered by the Department of Health Services ("DHS"). In a letter dated December 2002, DHS served notice to the Company of DHS’s intent to withhold payment of claims submitted by the Company, and to deactivate the Company’s Medi-Cal provider number, effective December 2002, based on alleged violations of the California Code of Regulations. The Company has provided documentary evidence to contest and rebut DHS’s allegations.
Except as otherwise specifically indicated above, management believes that the Company doesn’t have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of September 30, 2003. However, there can be no assurance that the Company will prevail in any of the above proceedings. In addition, the Company may be required to continue to defend itself, resulting in substantial additional expense. In the event the Company is unable to pay the defense costs associated with the foregoing, an unfavorable settlement or judgment could be awarded against the Company, which could have a material adverse effect upon the Company.

Other Litigation

The Company was involved in various legal actions arising in the normal course of business. Such matters did not have a material effect upon the financial position of the Company.

Leases

Operating leases

The pharmacy was located at 1429 South Robertson Blvd, Los Angeles, CA and required a monthly rental payment of $4,500. The term of the lease was six (6) years and was scheduled to expire in March 2004. In December 2002, Classic Care Pharmacy vacated the facility. The Company obtained a lease severance effective December 4, 2002. All of the equipment, office equipment and furniture was placed into the warehouse/office leased by the Company.

F-57

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

10.    Commitments and Contingencies (continued)

Leases (continued)

Operating leases (continued)

In June of 2002, the Company leased a 7,334-square-foot building located at 8135 Clybourne Ave, Sun Valley, CA 91352, to serve as their corporate headquarters and storage facility. The lease is for a period of two years, ending June 2004, with monthly lease payments of $3,420. The Company subleases on a month-to-month basis approximately one half of the facility to Digital Media Group, Inc, a related company that is owned by the Company’s CEO and Chairman, Steve Westlund.

EntreMetrix leased offices located at 18662 MacArthur Boulevard, Floor 2, Irvine, CA under a non-cancelable operating lease agreement that required a monthly rental payment of $630. This lease expired in December 2002. The company continued to lease on a month-to-month basis through March 2003.

EntreMetrix relocated its offices to 18101 Von Karman Avenue, Irvine, CA. The offices are leased under a non-cancelable operating lease agreement that requires a monthly rental payment of $3,600. This lease term runs from April 2003 through March 2004.

In January 2003, the Company entered into an operating lease agreement for a pharmacy in Fillmore, California. The pharmacy facility is approximately 835 square feet. Payments under the lease will be $1,170 per month, and will commence on January 26, 2003, and will continue through the initial lease term of five years. The Company has options to renew the lease for two five-year periods and to purchase the facility at its estimated fair market value at any time during the lease term.

Rent expense for the nine-month periods ended September 30, 2003 and 2002 was $72,180 and $66,376, respectively.

Employment Agreements
Chief Executive Officer Compensation

On April 1, 2000, Mr. Steve Westlund signed a three-year employment agreement.

Although Mr. Westlund’s employment agreement states that his salary is to be $8,333 per month, his actual pay was deferred during the quarter. Mr. Westlund is entitled to be paid the balance of his monthly compensation in either cash or equity.
The CEO also receives a commission of 3% of the merger price for any mergers or acquisitions completed by the Company during the term of the agreement.

The Company has accrued amounts due under the above compensation agreement of $222,540 as of September 30, 2003.

F-58

10.    Commitments and Contingencies (continued)

Consulting Agreements

The Company has various consulting agreements that provide for issuance of the Company’s common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to financial and management consulting services, and professional services rendered in connection with the Company’s acquisition efforts. During the nine months ended September 30, 2002, the Company issued stock options convertible into 30,000,000 shares of common stock, and 15,000,000 these stock options were converted into common stock during the three-month period ended March 31, 2002.

11.    Earnings per Share

Earnings per share have been calculated using the weighted average number of shares outstanding during each period. Earnings per share-dilutive does not include the effect of potentially dilutive securities for the nine-month periods ended September 30, 2003 and 2002 respectively. The loss from operations for the three- and nine-month periods ended September 30, 2003 and 2002, make these securities anti-dilutive.

Effective September 20, 2003, the Board of Directors authorized a one-for-two-hundred reverse stock split. The EPS calculations reflect the reverse stock split.

12.    Discontinued Operations

In December 2002, the Company decided to discontinue operations at its Classic Care subsidiary, a pharmacy, and conduct a voluntary dissolution of Classic Care. In May 2002, the Company transferred its long-term care services business to the original shareholders of Classic Care. The expected disposal date of Classic Care is May 2003. Classic Care’s sales for the nine months ended September 30, 2003 and 2002, were $8,266 and $7,725,532, respectively. The Company does not anticipate significant operating loss during the phase-out period. The results of Classic Care’s operations have been reported separately as discontinued operations in the Statements of Operations. Prior period financial statements for 2002 have been restated to present the operations of the division as a discontinued operation.

In the nine months ended September 30, 2003, the Company recognized a loss of $0 due to the disposal value of the inventory.

F-59

Kaire Holdings Incorporated And Subsidiaries Notes to Consolidated Financial Statements September 30, 2003
12.      Discontinued Operations (continued)

The net assets (liabilities) of the discontinued operations have been recorded at their estimated net realizable value under the caption "Net assets (liabilities) of discontinued operations" in the accompanying Balance Sheets at September 30, 2003, and December 31, 2002, and consist of the following:

	2003	2002

Inventories	$-	$3,000
Property and equipment, net	-	1,553
Total assets	-	4,553

Accounts payable	(685,050)	(674,240)
Accrued liabilities	(13,766)	(13,766)
Capital leases	-	(69,862)
Total liabilities	(698,816)	(757,868)

Net liabilities of discontinued operations	$(698,816)	$(753,315)

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

13.    Purchase of Assets of Sespe Pharmacy

Effective January 26, 2003, the Company concluded its agreement to purchase all the tangible and intangible assets of Sespe Pharmacy, a privately held company, for a total cost of $181,068. The Company had opened escrow in 2002, and made a deposit of $40,000. The final purchase price consisted of (i)) a short-term promissory note in the amount of $116,068 due 120 days after, and (ii) a cash payment of $65,000. Under the terms of the agreement, the Company purchased the Sespe Pharmacy name, all inventory, office and pharmacy equipment, furniture and fixtures.

The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The operating results of this acquisition are included in the Company’s Consolidated Results of Operations from the date of acquisition.

The following table presents the allocation of the purchase price, including related acquisition costs, to the assets and liabilities acquired:

Inventory	$81,068
Property and equipment	100,000
Total purchase price	$181,068

F-60

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

 14.    Acquisition of EntreMetrix, Inc .

In March 2003, the Company through its subsidiary completed the acquisition of all the outstanding common shares of EntreMetrix, Inc., a Nevada corporation, for $2,750,000. The agreed purchase price consists of (i) a 4% promissory note in the amount of $2.5 million due four years after closing, and (ii) the issuance of 250,000,000 shares of the Company’s common stock having a market value of approximately $250,000.

EntreMetrix is a Southern California-based company, and is a national provider of administrative employer and financial support services to small businesses primarily operating in the medical, life sciences and high-technology industries. Additionally, EntreMetrix provides outsourced human resources and financial support staff. The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets and liabilities based on their estimated fair values. The resulting goodwill from this transaction is currently estimated at $2,906,985. The goodwill estimate is preliminary, pending the results of an audit, and further financial analysis. EntreMetrix commenced operations in July 2002.

The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed:

Cash and cash equivalents	$27,576
Accounts receivable	958
Other current assets	134,608
Property and equipment	51,323
Goodwill	2,906,985
Other noncurrent assets	645

Total assets	$3,122,095

Accounts payable and accrued expenses	$262,620
Notes payable	109,475
Total liabilities	$372,095

Total acquisition costs	$2,750,000

The allocation of the purchase price is based on preliminary data and could change when final valuation information is obtained.

F-61

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

 14.    Acquisition of EntreMetrix, Inc . (continued)

The following (unaudited) pro forma consolidated results of operations have been prepared as if the acquisition of EntreMetrix, Inc. had occurred at January 1, 2002:

	September 30, 2003	September 30, 2002

Sales	$5,608,274	$1,919,437
Net income (loss) from continuing operations	$(1,091,619)	$(1,056,642)
Net income (loss)	$(808,251)	$(831,725)

Net earnings (loss) per share from continuing operations	$(0.44)	$(0.58)

Net total earnings (loss) per share	$(0.32)	$(0.46)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated as of that time, nor is it intended to be a projection of future results.

15.    Company’s Operations Are Classified Into Two Principal Reportable Segments: Professional Employment Organization and Pharmacy Operations

The Company manages its operations through two business segments: professional employment organization and pharmacy operations.

The Company evaluates performance based on net operating profit. The operating segments do not share staff or facilities. Additionally, no materials and/or services are provided to one operating segment by the other. The costs of operating each segment are captured discretely within each segment. The Company’s property and equipment, inventory, and accounts receivable are captured and reported discretely within e ach operating segment.

F-62

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

 15.    Company’s Operations Are Classified Into Two Principal Reportable Segments: Professional Employment Organization and Pharmacy Operations (continued)

Summary financial information for the two reportable segments is as follows:

	2003	2002

Pharmacy Operations:
Net sales	$848,080	$1,892,708
Operating gain (loss)	(108,496)	(199,608)
Property and equipment	81,460	-
Accounts receivable	-	182,897
Inventory	74,142	-

Professional Employment Operations:
Net sales	$3,416,081	$-
Operating gain (loss)	(166,760)	-
Property and equipment	40,438	-
Accounts receivable	2,796	-
Inventory	-	-

16.    Amendment to Certificate of Incorporation to Decrease Number of Authorized Shares

On March 28, 2003, the Company obtained a written consent of a majority of its shareholders to amend the Certificate of Incorporation to effect up to a one-for-200 reverse split of common stock. The exchange ratio is subject to the approval of the Board of Directors. The exchange ratio may range from one newly issued common share for each two outstanding shares of common stock to one newly issued share for each two hundred shares of common stock. The Amendment will have no effect on the par value of the common stock, which will remain at $0.001.

17.    2003 Consulting and Legal Services Plan

In March 2003, the Board of Directors approved the 2003 Consulting and Legal Services Plan. The purpose of the 2003 Consulting and Legal Services Plan ("Plan") is to provide the Company with a means of compensating selected key consultants and legal service providers to the Company and its subsidiaries for their services rendered with shares of Common Stock of the Company. The Plan will be administered by the Company’s Board of Directors (the "Board"). The Company’s Board shall (a) select those consultants legal service providers to whom shares of the Company’s Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company’s Common Stock are awarded or sold. From time to time, the Board may make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

F-63

Kaire Holdings Incorporated And Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2003

17.    2003 Consulting and Legal Services Plan

For purposes of the Plan, the Board of Directors is authorized to sell or award up to 140,000,000 shares and/or options of the Company’s Common Stock, $0.001 par value per share ("Common Stock").

All key consultants and qualified legal service providers to the Company and any of its subsidiaries are eligible to participate in the Plan.

The Board approved the issuance of 140,000,000 shares to various consultants under the terms of the Plan.

18.    Subsequent Events

On November 30, 2003, the Company entered into a Subscription Agreement for $320,000 whereby we issued the following 8% three year convertible debentures; $100,000 to Alpha Capital Aktiengesellschaft, $100,000 to Gamma Opportunity Capital Partners, LP and $120,000 to Longview Fund, LP. Additionally, in conjunction with these convertible debentures, the Company issued warrants to purchase the Company common stock to Alpha Capital Aktiengesellschaft (400,000 shares), Gamma Opportunity Capital Partners, LP, (400,000 shares), Longview Fund, LP (480,000 shares) and Bi-Coastal Consulting Corporation (720,000 shares).

In addition, on December 1, 2003, the Company entered into a Subscription Agreement with Standard Resources Limited ("Standard") for $50,000 whereby a $50,000 8% three year convertible debenture was issued to Standard plus a warrant to purchase 200,000 shares of common stock.

The conversion price per share of the above debentures shall be the lesser of (i) $.06 ("Maximum Base Price") or (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the thirty (30) trading days prior to but not including the Conversion Date. The Conversion Price shall not be less than one-half of the Maximum Base Price unless the closing price of the Common Stock is less than one-half the Maximum Base Price for any ten (10) consecutive trading days.

The above warrants have a per-share purchase price of $.06 and expire in three years.

F-64

Part II. Information Not Required In Prospectus

Indemnification of Directors and Officer

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity hereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling KAIH. KAIH has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

37

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee	$118.48
Printing and Engraving Expenses	$5,000.00
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$15,000.00
Transfer Agent Fees	$5,000.00
Blue Sky Fees	$1,000.00
Miscellaneous	$5,000.00

Total	$51,118.48

Recent Sales of Unregistered Securities

KAIH made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

On September 20, 2002, Matthew Marcus was issued 30,000,000 (pre-split) restricted shares for consulting services. The value of the shares was $60,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On May 21, 2003, was issued 250,000,000 (pre-split) Shares relating to the acquisition of Entrmetrix to Richard R. McKinley. The value of the shares was approximately $250,000 . The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

                On October 17, 2003, George Lefeve was issued 375,000 restricted shares for consulting services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Scott Absher was issued 375,000 restricted shares for consulting services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Steven Westlund was issued 375,000 restricted shares for expenses owed. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Owen Naccarato was issued 375,000 restricted shares for legal services. The value of the shares was $22,500. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Joseph Maleki was issued 350,000 restricted shares for legal services. The value of the shares was $21,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Randy Jones was issued 250,000 restricted shares for consulting services. The value of the shares was $15,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

On October 17, 2003, Jay Isco was issued 200,000 restricted shares for consulting services. The value of the shares was $12,000. The Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933

  On December 27, 2003, KAIH issued $370,000 in Convertible Debentures, 8% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The
        convertible debentures can be converted into shares of common stock with the conversion price per share being the lesser of (i) $.06 ("Maximum Base Price") or
        (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the thirty (30) trading days prior to but not including the conversion date. The conversion price described above shall not be less than one-half of the Maximum Base Price unless the closing price of the common stock is less than one-half the
        Maximum Base Price for any ten (10) consecutive trading days . The notes were issued to the following: Alpha Capital Aktiengesellschaf, an 111,000 secured convertible debenture, Gamma Opportunity Capital Partners, LP, a $100,000 secured convertible debenture, Longview Fund, L.P. a $120,000 secured convertible debenture and
        Standard Resources Limited, a $150,000 in secured convertible debenture.

38

ITEM 13.   Exhibits, List and Reports in Form 8-K

(a) Exhibits

3.0 Articles of Incorporation and Bylaws of the Company, as amended. (1)

3.1 Amendment to the Articles of Incorporation dated November 25, 1997. (16)

3.2 Amendment to the Articles of Incorporation dated February 3, 1998. (16)

3.3 Amendment to the Articles of Incorporation dated January 31, 2002. (16)

4.1 Form of Warrant Agreement between the Company and Jersey Stock Transfer and Trust Company, including the Form of Warrant (as modified). (4)

4.2 Form of Stock Purchase Warrant (issued with promissory note). (2)

5.1 Opinion re: Legality

10.27 The 1998 Stock Compensation Plan (7)

10.28 The Amendment to the 1998 Stock Compensation Plan (8)

10.29 The 1999 Stock Compensation Plan (10)

10.30 The 2000 Stock Compensation Plan (11)

10.31 The Amendment to the 2000 Stock Compensation plan (12)

10.32 Subscription Agreement (13)

10.33 Convertible Debenture Agreement (13)

10.34 Form of Warrant Agreement (13)

10.35 Employment Agreement Mark Baum (13)

10.36 Employment Agreement Steven Westlund (13)

10.37 Employment Agreement Owen Naccarato (13)

10.38 Modification Agreement (Modifying Exhibit 10.32)(13)

10.39 Final Stason U.S.A. Agreement (13)

10.40 Amended Classic Care Purchase Agreement (13)

10.41 Subscription document dated August 20, 2001. (14)

10.42 Classic Care Workout (spin-off) Agreement (15)

10.43 Amendment One to the Workout Agreement (15)

10.44 Alpha Capital AktiengesellShaft Convertible Note *

10.45 Alpha Capital AktiengesellShaft Warrant *

10.46 Gamma Opportunity Capital Partners, LP Convertible Note *

10.47 Gamma Opportunity Capital Partners, LP Warrant *

10.48 Longview Fund LP Convertible Note *

10.49 Longview Fund LP Warrant *

10.50 Standard Resources Convertible Note *

10.51 Standard Resources Warrant *

10.52 Bi-Coastal consulting Corp Warrant *

10.53 December 2003 Subscription Agreement *

10.54 December 2003 Subscription Agreement Standard Resources. *

22.1 Subsidiaries of the Company & See/Shell Biotechnology, Inc. (1)

22.2 Subsidiaries of the Company & E-Z Trac, Inc.-Articles of Incorporation, Amendments and By- Laws. (1)

22.3 Subsidiaries of the Company & Effective Health, Inc.-Articles of Incorporation,

Amendments and By-Laws. (1)

23. 1 Consent of Naccarato $ Associates (Included in opinion filed as Exhibit 5.1)

23.2 Consent of Pohl, McNabola, Berg & Company LLP.

25. Subsidiaries of the Company. (4)

(1) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-17548-NY, as amended on August 7, 1990, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's registration statement on Form S-18, file number 33-17548-NY, as amended on February 12, 1991, and incorporated herein by reference.

(4)Previously filed as an exhibit to the Company's Registration Statement on Form SB-2, file number 33-51684-NY, as amended on September 19, 1994, and incorporated herein by reference.

(5) Previously filed as an exhibit to the Company’s Form 10-QSB filed for the quarterly period ended September 30, 1996.

(6) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 1996.

(7) Incorporated by reference to the Company’s Form S-8 dated January 9, 1998 and filed with the Commission on January 9, 1998.

(8) Incorporated by reference to the Company’s Form S-8 dated March 25, 1998 and filed with the Commission on March 25, 1998.

(9) Incorporated by reference to the Company's Form S-8 dated April 4, 1999 and filed with the Commission on March 19, 1999.

(10) Incorporated by reference to the Company's Form S-8 dated October 15, 1999 and Filed with the Commission on October 15, 1999.

(11) Incorporated by reference to the Company's Form S-8 dated February 11, 2000 and filed with the ommission of February 11, 2000.

(12) Incorporated by reference to the Company's Form S-8 dated May 26, 2000 and filed with the commission on May 26, 2000.

(13) Previously filed as an exhibit to the Company's Form 10-KSB filed for the period ended December 31, 2000.

(14) Incorporated by reference to the Company's Form SB/2 dated and filed on August 27, 2001, file number 333-68444.

(15) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 2001.

(16) Previously filed as an exhibit to the Company’s Form 10-KSB filed for the period ended December 31, 2002.

* Filed herewith

(b) Reports on Form 8-K

(1). Filed May 23, 2003 Item 7: EntreMetrix Audited and ProForma Financials

(2). Filed March 20, 2003 Item 2 and 5: Acquisition of EntreMetrix

39

Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fillmore, CA, 93015.

Kaire Holdings Incorporated

By	/s/ Steven R. Westlund

Steven R. Westlund Chief Executive Officer

Dated: February 12, 2004

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

By	/s/ Steven R. Westlund

Steven R. Westlund Chief Executive Officer

Dated: February 12, 2004

40